                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               NYNEX Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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Notes:

PROXY STATEMENT

Notice of Annual Meeting of Share Owners

The 1995 Annual Meeting of Share Owners of NYNEX Corporation ("NYNEX") will be held at the Westchester County Center, Tarrytown Road, White Plains, New York, on Wednesday, May 3, 1995 at 10:30 A.M., for the following purposes:

.  To elect four Directors;

. To ratify the appointment of auditors to audit NYNEX's consolidated financial statements for the fiscal year 1995;

.  To approve amendments to the NYNEX Stock Option Plans;

.  To approve the NYNEX Executive Officer Short Term Incentive Plan; and

. To act upon such other matters, including four Share Owner proposals regarding the classified Board of Directors, charitable contributions, number of Director nominees, and non-employee Director pensions, as may properly come before the Meeting.

Holders of record of shares of Common Stock of NYNEX at the close of business on Monday, March 6, 1995 will be entitled to vote at the Meeting and any adjournment thereof.

/s/ R. F. Burke

R. F. Burke
Executive Vice President and Secretary
March 20, 1995

YOUR VOTE IS IMPORTANT
- ----------------------
Whether or not you intend to be present at the Meeting, please sign and date the enclosed proxy and return it in the enclosed prepaid envelope.

                                                NYNEX

                                                NYNEX Corporation
                                                1095 Avenue of the Americas
                                                New York, New York 10036

Table of Contents

PROXY STATEMENT
Voting of Shares                                           1
Stock Ownership of Directors and Executive Officers        2
Board of Directors                                         2
Election of Directors (Item A on Proxy Card)               3
Ratification of Appointment of Auditors
(Item B on Proxy Card)                                     6
Board of Directors' Proposal to Approve Amendments to
the NYNEX Stock Option Plans (Item C on Proxy Card)        6
Board of Directors' Proposal to Approve the
NYNEX Executive Officer Short Term Incentive Plan          8
(Item D on Proxy Card)
Share Owners' Proposals: (Items 1-4 on Proxy Card)
#1 Repeal of Board Classification                          9
#2 Charitable Contributions Listing                       10
#3 Increase Number of Director Nominees                   11
#4 Repeal Non-Employee Director Pension Plan              12
Other Matters to Come Before the Meeting                  13
Submission of Director Nominations, Proposals or
Other Business at Share Owner Meetings                    13
Executive Compensation:
Committee on Benefits Report on Executive Compensation    14
Summary Compensation Table/1994 Option Exercises          17
1994 Option Grants/1994 Long Term Awards                  18
Pension Table                                             19
Executive Retention Agreements and
Executive Severance Pay Plan                              19
Share Owner Return Performance Graph                      20
Other Information                                         20

                                                         NYNEX PROXY STATEMENT 1


PROXY STATEMENT

This proxy statement and the accompanying proxy voting instruction card ("proxy card") are being mailed, beginning March 20, 1995, to owners of shares of Common Stock ("Shares") of NYNEX Corporation ("NYNEX") in connection with the solicitation of proxies by the Board of Directors for the 1995 Annual Meeting of Share Owners ("Meeting") in White Plains, New York. This proxy procedure is necessary because many of NYNEX's Share Owners, who live throughout the United States and in many foreign countries, will not be able to attend the Meeting. Proxies are solicited to give all Share Owners an opportunity to vote. Shares can be voted at the Meeting only if the Share Owner is represented by proxy or is present in person (see "Voting of Shares" below).

If you plan to attend the meeting, please mark the appropriate box on the proxy card and detach and retain the accompanying admission ticket. Beneficial owners can obtain admission at the door by presenting a legal proxy or other proof of ownership, such as a bank or broker account statement, the day of the meeting. No Share Owner will be permitted into the meeting without a ticket or proper identification.

Your vote is important. Any proxies or ballots received subsequent to the adjournment of the Meeting will not be included in the vote tabulation. Accordingly, whether or not you plan to attend the Meeting, you are urged to execute and return the accompanying proxy card as soon as possible. If you do attend, you may vote by ballot at the Meeting, thereby canceling any proxy vote previously given.

Share Owners who are receiving more than one Annual Report may discontinue mailing of the duplicate copies by marking the appropriate box on the proxy card of the selected accounts. This will help reduce the expense of printing and mailing duplicate materials but will not affect the mailing of dividend checks, dividend reinvestment statements, special notices and proxy materials.

VOTING OF SHARES

The holders of a majority of the outstanding Shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Share represented is entitled to one vote on all matters properly brought before the Meeting. Where a quorum is present, the vote of the holders of a majority of Shares present in person or by proxy and entitled to vote will decide any question voted upon, and the four nominees for Director receiving the highest number of votes will be elected as Directors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those Shares will not be included in the vote totals and, therefore, will have no effect on the vote.

When proxies are returned properly executed, the Shares represented will be voted by the Proxy Committee of the Board of Directors in accordance with Share Owners' directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is executed and returned without specifying choices, the Shares will be voted by the Proxy Committee as recommended by the Board of Directors. A Share Owner giving a proxy has the power to revoke it at any time before it is voted at the Meeting by submitting a written revocation to NYNEX or by attending the Meeting and voting by ballot at the Meeting.

A Share Owner wishing to give a proxy to someone other than the Proxy Committee should cross out all three committee members' names appearing on the enclosed proxy card and insert the name(s) of another person or persons (not more than three). In addition, the "Vote Limitations" box should be marked. The executed proxy must be returned as indicated or presented at the Meeting by the Share Owner or the person(s) representing the Share Owner.

For a Share Owner who is a participant in the NYNEX Corporation Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of full Shares in the participant's dividend reinvestment plan account as well as Shares registered in the participant's name. For a Share Owner who is a participant in the NYNEX Corporation Savings Plan for Salaried Employees or the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees), the proxy will serve as a voting instruction for the trustees of those Plans. If proxies representing Shares in the NYNEX Corporation Savings Plan for Salaried Employees or the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) are not executed and returned, those Shares will be voted by the trustees in the same proportion as the Shares for which executed proxies are returned by other participants.

In accordance with NYNEX's Policy on Confidential Voting, proxies, ballots and voting tabulations are available for examination only by the independent Inspector(s) of Election and tabulators. The vote of any Share Owner cannot be disclosed to the Board of Directors or management of NYNEX except as may be required by law and in other limited circumstances.

On January 31, 1995, there were 424,151,061 Shares outstanding and, to the knowledge of NYNEX, no person owned beneficially more than 5% of the outstanding Shares. Share holdings of NYNEX Directors and Executive Officers can be found on page 2 of this proxy statement.

A list of Share Owners eligible to vote will be available for examination by Share Owners for any purpose germane to the Meeting at 1113 Westchester Avenue, White Plains, New York, from April 19 through May 2, 1995, and at the Westchester County Center on the day of the Meeting.

2 NYNEX PROXY STATEMENT

STOCK OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth beneficial ownership of Shares of NYNEX Common Stock by each Director, named Executive Officer, and all Directors and Executive Officers as a group, as of January 31, 1995. These Shares represent less than one percent of the outstanding shares of NYNEX Common Stock.

                                            Beneficial Ownership
                                    ------------------------------------
                                                          Shares Subject
                                    Total Number             to Options*
                                       of Shares     (included in Total)
- ------------------------------------------------------------------------
John Brademas                                700                       0
Randolph W. Bromery                          920                       0
Raymond F. Burke                         102,720(1)               75,216
Richard L. Carrion (2)                         0                       0
John J. Creedon                            3,406(3)                    0
William C. Ferguson                      373,460(1)              278,836
Stanley P. Goldstein                       2,400                       0
Helene L. Kaplan                           2,400                       0
Elizabeth T. Kennan                        1,175                       0
Edward E. Phillips                         1,653                       0
Donald J. Sacco                           49,018(1)               33,128
Frederic V. Salerno                      164,694(1)              122,224
Ivan G. Seidenberg                       142,190(1)              107,858
Walter V. Shipley                          2,400                       0
John R. Stafford                           2,100                       0

All Executive Officers
and Directors (as a group)             1,381,089(1)            1,008,307
========================================================================

* Shares subject to acquisition through exercise of stock options within 60 days.
(1) Includes Shares held in the NYNEX Corporation Savings Plan for Salaried Employees.
(2)  Elected to the Board of Directors effective February 16, 1995.
(3) Includes 1,700 NYNEX Shares held by a non-profit foundation with respect to which Mr. Creedon shares voting and investment power and as to which Mr. Creedon disclaims beneficial ownership.

NYNEX has instituted stock ownership guidelines for all Executive Officers. These guidelines require ownership (subject to certain transition requirements) of NYNEX stock equal to three times annual salary for the Chief Executive Officer; two times annual salary for a Vice Chairman and those Executive Officers reporting directly to the Chief Executive Officer; and one times annual salary for all other Executive Officers.

BOARD OF DIRECTORS

The Board of Directors is responsible for the overall affairs of NYNEX, although it is not involved in day-to-day operating details. Directors are kept informed of NYNEX's business by various reports and documents given to them regularly, as well as by operating and financial reports presented by the Chairman of the Board and other Officers at meetings of the Board of Directors and committees of the Board.

Regular meetings of the Board of Directors are held each month, excluding August, and special meetings are called when required. The Board of Directors held eighteen meetings in 1994. On average, the Directors attended approximately 96% of the aggregate number of meetings of the Board of Directors and committees of the Board; no Director attended fewer than 75% of such meetings.

The Board of Directors has adopted a tenure policy for Directors which establishes 70 as the retirement age for non-employee Directors, as well as for any Director who was the Corporation's Chief Executive Officer. A Director who reaches retirement age shall retire from the Board not later than the next Annual Meeting, regardless of any unexpired term of office. The policy also provides that a non-employee Director who discontinues his or her principal employment, business or professional relationship, or continues in a less responsible capacity, shall offer to submit his or her resignation, but may, at the request of the Chairman of the Board, following consultation with the Nominating and Board Affairs Committee, continue as a Director. A Director who is an Officer of the Corporation (other than the Chief Executive Officer) shall resign at the same time as he or she ceases to be an Officer.

Committees Of The Board

The Board of Directors has established six standing committees: an Executive Committee, Audit Committee, Committee on Benefits, Nominating and Board Affairs Committee, Finance Committee and Public Responsibility Committee.

The Executive Committee, composed of one employee Director and four non-employee Directors, has responsibility for activities in those areas not assigned to other committees of the Board of Directors and may exercise the full power and authority of the Board of Directors to the extent permitted by Delaware law. The Executive Committee held no meetings in 1994.

The Audit Committee, composed of four non-employee Directors, is responsible for recommending to the Board of Directors the accounting firm to be employed by NYNEX as its independent auditors. The Audit Committee's duties include consulting with NYNEX's independent auditors concerning the scope of the audit and reviewing the results of their examination. The Audit Committee also consults with the independent auditors with regard to the adequacy of internal controls and meets with appropriate corporate personnel to review internal auditing programs and findings. In 1994, the Audit Committee held six meetings.

The Committee on Benefits, composed of four non-employee Directors, is responsible for reviewing and approving for presentation to the Board of Directors compensation for Officers who are members of the senior management compensation group ("Senior Managers"), administering the NYNEX management incentive plans, keeping informed as to the administration and management of NYNEX's employee benefit plans, and insuring that the actions of Officers and benefit plan administrators are in the best interest of the participants in, and beneficiaries of, such benefit plans. The Committee on Benefits also approves or disapproves the presentation of proposed new trusteed employee benefit plans and material changes to such benefit plans to the Board of Directors and, further, recommends to the Board of Directors new benefit plans and programs, and amendments thereto, which exclusively benefit

                                                         NYNEX PROXY STATEMENT 3

Senior Managers. No member of the Committee on Benefits is eligible to receive benefits under any of such benefit plans. The Committee on Benefits met on five occasions in 1994.

The Nominating and Board Affairs Committee, composed of three non-employee Directors, makes recommendations to the Board of Directors concerning the selection of candidates as nominees for election as Directors and advises on all directorship practices. In recommending candidates for the Board of Directors, the committee seeks individuals who have the experience and expertise which will allow them to contribute significantly to NYNEX's success. The committee's goal is to create a Board that is diverse and balanced in its membership, consistent with NYNEX's equal employment opportunity policy. NYNEX Directors must have integrity and independence and be willing to represent all Share Owners rather than a special interest or constituency. Directors must also be willing to commit the necessary time and energy to prepare for, attend and participate in Board and Committee meetings. The Nominating and Board Affairs Committee held three meetings in 1994. Share Owners who wish to suggest qualified candidates should write to the Secretary of NYNEX Corporation at 1095 Avenue of the Americas, New York, New York 10036, stating in detail the qualifications of such persons for consideration by the committee.

COMPENSATION OF DIRECTORS

Directors who are not employees receive an annual retainer of $25,000 and a fee of $1,200 for each Board of Directors' and committee meeting attended. Non-employee Directors who serve as chairpersons of the committees of the Board of Directors receive an additional annual retainer of $3,000. Non-employee Directors may elect to defer the receipt of all or a part of their fees and retainers. Amounts so deferred earn interest, compounded quarterly, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter.

Under the NYNEX Stock Plan for Non-Employee Directors, each non-employee Director is granted 100 shares of NYNEX Common Stock on an annual basis. Non-employee Directors elected by the Board of Directors to fill vacancies and newly created directorships in the interim between Annual Meetings receive a prorated grant based upon the number of full or partial months such Director will serve between his or her election and the next Annual Meeting. A committee of the Board, consisting of not more than three Directors who are not eligible to receive grants, administer and interpret the plan.

Non-employee Directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. In addition, NYNEX provides non-employee Directors with travel accident insurance when on NYNEX business. The total cost of the travel accident insurance policy for 1994 was approximately $1,900.

Under the NYNEX Non-Employee Director Pension Plan, each non-employee Director who serves on the Board of NYNEX, or any of its subsidiaries, and retires from the NYNEX Board with a minimum of five years' combined service on such Boards as a non-employee Director qualifies for a yearly pension equal to 50% of the Director's annual retainer fee (excluding the retainer received for chairing a committee of the Board). Pension payments increase by 10% of the annual retainer fee for each additional year served up to 100% of such fee. The pension is adjusted to reflect the first subsequent increase, if any, in the annual retainer for service on the Board following the Director's retirement. Such pension is payable to a qualified Director upon (i) retirement from the NYNEX Board and (ii) the attainment of age 65.

Directors are eligible to participate in the Directors' Charitable Award Program, which is designed to acknowledge the service of Directors and to recognize the mutual interest of NYNEX and its Directors in supporting worthy educational and charitable institutions. Under the program, NYNEX will contribute up to $1 million to tax-exempt organization(s) designated by a Director, payable over a ten-year period, on behalf of a participating Director who retires or attains age 65 (whichever occurs later) after five years of service on the Board of NYNEX, or dies or becomes disabled while serving as a Director. All charitable deductions accrue to NYNEX and the individual Directors derive no financial benefit from the program. NYNEX has purchased life insurance on the Directors, naming NYNEX as beneficiary, which is expected to recover the costs of contributions and the premium payments.

Directors who are also employees of NYNEX or one of its subsidiaries receive no remuneration for serving as Directors.

ELECTION OF DIRECTORS
(Item A on Proxy Card)

The Board of Directors presently consists of thirteen members, divided into three classes, with the terms of each class staggered so that the term of one class expires at each Annual Meeting of Share Owners. On May 3, 1995, Mr. John
J. Creedon, a Director since 1983, will retire in accordance with the previously described tenure policy and it is anticipated that the Board of Directors will be reduced on that occurrence to twelve members.

The terms of Directors in one class, consisting of four Directors, expire at the 1995 Annual Meeting. Unless otherwise instructed on the proxy card, the Proxy Committee intends to vote for the election of the four nominees to three-year terms expiring at the 1998 Annual Meeting, in each case subject to the tenure policy described on page 2. These nominees have been selected by the Board on the recommendation of the Nominating and Board Affairs Committee. If any nominee becomes unable or unwilling to serve at the time of the Meeting, the Shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board. The Board of Directors does not anticipate that any nominee will be unavailable to serve.

The following sets forth information regarding principal occupation, other major affiliations, NYNEX committee memberships and age, for the four nominees and each Director continuing in office.

4 NYNEX PROXY STATEMENT

                    NOMINEES FOR ELECTION AT THIS MEETING

                    Class II--To terms expiring at 1998 Annual Meeting
- --------------------------------------------------------------------------------
Photograph of       Richard L. Carrion, Chairman of the Board and Chief
Richard L. Carrion  Executive Officer of BanPonce Corporation (bank holding company) since 1990; President and Chief Executive
                    Officer of Banco Popular de Puerto Rico (1986-1990).
                    Director of Pueblo International, Inc. Director of NYNEX
                    since February 16, 1995. Age 42.
- --------------------------------------------------------------------------------
Photograph of       Stanley P. Goldstein, Chairman of the Board and Chief
Stanley P.          Executive Officer of Melville Corporation since 1987;
Goldstein           President (1985-1993). Director of NYNEX since 1990; member of Audit Committee and Finance Committee. Age 60.
- --------------------------------------------------------------------------------
Photograph of       Edward E. Phillips, Retired Chairman of the Board of New
Edward P.           England Mutual Life Insurance Company (1978-July 1993);
Phillips            Chief Executive Officer (1978-1991). Director of New England
                    Mutual Life Insurance Company and New England Investment
                    Companies. Director of NYNEX since 1983; member of Executive
                    Committee, Finance Committee and Chairperson of Nominating
                    and Board Affairs Committee. Age 67.
- --------------------------------------------------------------------------------
Photograph of       Walter V. Shipley, Chairman of the Board and Chief Executive
Walter V. Shipley   Officer of Chemical Banking Corporation since 1994;
                    President (1992-1993); Chairman of the Board and Chief
                    Executive Officer (1983-1991). Director of Champion
                    International Corporation and The Reader's Digest
                    Association, Inc. Director of NYNEX since 1983; member of
                    Executive Committee, Nominating and Board Affairs Committee and Chairperson of Finance Committee. Age 59.



                    INCUMBENT MEMBERS OF BOARD OF DIRECTORS

                    Class III--Terms expiring at 1996 Annual Meeting
- --------------------------------------------------------------------------------
Photograph of       Randolph W. Bromery, President, Springfield College since
Randolph W.         1992. Commonwealth Professor Emeritus, University of
Bromery             Massachusetts-Amherst; Commonwealth Professor of Geophysics
                    (1979-1992). President of Geoscience Engineering Corporation
                    since 1983. Chancellor, Massachusetts Board of Regents of
                    Higher Education (1990-1991). Interim President, Westfield
                    State College (1988-1990). Director of Exxon Corporation,
                    John Hancock Mutual Life Insurance Company and Chemical
                    Banking Corporation. Director of NYNEX since 1986; member of
                    Executive Committee, Audit Committee and Committee on
                    Benefits. Age 69.
- --------------------------------------------------------------------------------
Photograph of       Helene L. Kaplan, Of Counsel to the firm of Skadden, Arps,
Helene L. Kaplan    Slate, Meagher & Flom since 1990. Counsel to the firm of
                    Webster & Sheffield (1986-1990). Director of The May
                    Department Stores Company, Chemical Banking Corporation,
                    Metropolitan Life Insurance Company and Mobil Corporation.
                    Director of NYNEX since 1990; member of Committee on Benefits and Public Responsibility Committee. Age 61.

                                                         NYNEX PROXY STATEMENT 5

Photograph of       Ivan G. Seidenberg, President and Chief Executive Officer of
Ivan G.             NYNEX since January 1, 1995, Vice Chairman since 1991; Chief
Seidenberg          Operating Officer of NYNEX (March - December 1994);
                    Executive Vice President and President of NYNEX Worldwide
                    Information and Cellular Services Group (1990-1991); Senior
                    Vice President (1988-1990); Vice President (1986-1988).
                    Director of AlliedSignal Inc., Melville Corporation and
                    Scholastic, Inc. Director of NYNEX since 1991; member of
                    Public Responsibility Committee. Age 48.


                    Class I--Terms expiring at 1997 Annual Meeting
- --------------------------------------------------------------------------------
Photograph of       John Brademas, President Emeritus, New York University since
John Brademas       1992; President (1981-1992). Director of Loews Corporation,
                    Texaco Inc. and Scholastic, Inc. Director of NYNEX since
                    1991; member of Audit Committee and Public Responsibility
                    Committee. Age 68.
- --------------------------------------------------------------------------------
Photograph of       William C. Ferguson, Chairman of the Board of NYNEX since
William C.          October 1989; Chief Executive Officer (June 1989-December
Ferguson            1994); President (June-September 1989); Vice Chairman of the
                    Board (1987-1989). Director of General Re Corporation, CPC
                    International Inc. and Viacom Inc. Director of NYNEX since
                    1987; Chairperson of Executive Committee. Age 64.
- --------------------------------------------------------------------------------
Photograph of       Elizabeth T. Kennan, President of Mount Holyoke College
Elizabeth T.        since 1978. Director of Northeast Utilities, Kentucky Home
Kennan              Mutual Life Insurance Company, Kentucky Home Life Insurance
                    Company, Putnam Funds, Inc. and Talbots Inc. Director of
                    NYNEX since 1984; member of Nominating and Board Affairs
                    Committee and Chairperson of Audit Committee. Age 57.
- --------------------------------------------------------------------------------
Photograph of       Frederic V. Salerno, Vice Chairman of the Board-Finance and
Frederic V.         Business Development of NYNEX since March 1, 1994; President
Salerno             of NYNEX Worldwide Services Group, Inc. (1991-March 1994);
                    President and Chief Executive Officer of New York Telephone
                    Company (1987-1991). Director of Avnet Inc., Orange and
                    Rockland Utilities, Inc., The Bear Stearns Companies Inc.
                    and Viacom Inc. Director of NYNEX since 1991; member of
                    Finance Committee. Age 51.
- --------------------------------------------------------------------------------
Photograph of       John R. Stafford, Chairman of the Board, President and Chief
John R. Stafford    Executive Officer of American Home Products Corporation
                    since 1986; President (1981-1990; 1994-present). Director of
                    AlliedSignal Inc., Chemical Banking Corporation and
                    Metropolitan Life Insurance Company. Director of NYNEX since
                    1989; member of Finance Committee and Chairperson of Committee on Benefits. Age 57.

6 NYNEX PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF AUDITORS
(Item B on Proxy Card)

Subject to Share Owner ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), Certified Public Accountants, as independent auditors to audit the consolidated financial statements of NYNEX for the fiscal year 1995. Coopers & Lybrand has audited NYNEX's financial statements since NYNEX's incorporation in 1983.

One or more representatives of Coopers & Lybrand are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If Share Owners do not ratify the appointment of Coopers & Lybrand, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Your Board of Directors recommends a vote FOR ratification.

DIRECTORS' PROPOSAL TO APPROVE AMENDMENTS TO THE NYNEX STOCK OPTION PLANS (Item C on Proxy Card)

Your Board of Directors recommends approval of certain amendments to the NYNEX 1995 Stock Option Plan (the "1995 Stock Option Plan") and an amendment to the 1990 Stock Option Plan (the "1990 Stock Option Plan").

The 1990 Stock Option Plan was the predecessor plan to the 1995 Stock Option Plan. The provisions of the 1990 Stock Option Plan, as amended, are similar in all material respects to the provisions of the 1995 Stock Option Plan, as amended, except that under the 1990 Stock Option Plan, stock options could not be granted after December 31, 1994. There are 258 participants remaining in the 1990 Stock Option Plan.

Effective as of January 1, 1995, the Board of Directors clarified and amended the 1995 Stock Option Plan, subject to Share Owner approval. The changes encompassed an amendment to increase the total number of shares of Common Stock ("Shares") which may be issued under the Stock Option Plan in light of the intention of discontinuing future grants under the NYNEX Senior Management Long Term Incentive Plan (the "Long Term Plan"), clarification of the provision relating to the exercise period following retirement and disability, an amendment to give the Chief Executive Officer of NYNEX the discretion to provide for a post-termination exercise period following cessation of employment other than by reason of retirement, disability, death or certain transfers, and a change in the maximum number of stock options that may be granted in any one year to proxy-named Executive Officers of NYNEX in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). Effective as of January 1, 1995, the Board also amended the 1990 Stock Option Plan similarly to the 1995 Stock Option Plan, subject to Share Owner approval, to give the Chief Executive Officer of NYNEX the discretion to provide for a post-termination exercise period in certain circumstances.

In May 1994, NYNEX Share Owners approved the NYNEX 1995 Long Term Incentive Program (the "Incentive Program"), which includes but is not limited to the 1995 Stock Option Plan as well as the NYNEX Long Term Incentive Plan and the NYNEX 1987 Restricted Stock Award Plan. The purpose of the Incentive Program is to promote the long term financial interest of NYNEX by attracting, motivating and retaining individuals possessing outstanding ability and furthering the identity of interests of participating employees with those of the Share Owners. These individuals are the ones who are charged with the future success and prosperity of NYNEX and enhancing the value of NYNEX for the benefit of all Share Owners.

The Incentive Program is administered and interpreted by the Committee on Benefits ("Committee"), which is composed of not less than two Directors, all of whom are "disinterested persons" within the meaning of the Securities Exchange Act of 1934 ("Exchange Act"). The Committee designates the Senior Managers and other management employees of NYNEX and its subsidiaries who will be the participants ("Participants") in the Incentive Program. Awards under the Incentive Program may include stock options ("Options"), Stock Appreciation Rights ("SARs") and other amounts that are valued in whole or in part by reference to Shares. Continued participation in the Incentive Program is subject to forfeiture in the event a Participant's employment with NYNEX is terminated. The Committee has the power to rescind all rights to payments of any kind under the Incentive Program, exclusive of amounts voluntarily deferred, to those Participants summarily dismissed for actions of a deliberate and detrimental nature to NYNEX.

Under the 1995 Stock Option Plan, the Committee has full power to grant Options subject to the provisions of the plan and, in its discretion, determines the number of Shares subject to any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options (including whether SARs shall be provided with respect to an Option). Options may be granted under the 1995 Stock Option Plan, either as Incentive Stock Options ("ISOs") which comply with the requirements of Section 422 of the Code, or any successor provision, or Options which do not meet such requirements ("Nonstatutory Options"), or a combination of both. The purchase or option price per Share, as determined by the Committee, shall not be less than the fair market value of the Share on the date of the grant of the Option. The fair market value for this purpose is the mean of the high and low sales prices of the Common Stock as quoted on the New York Stock Exchange Composite Transaction Listing for the date as of which value is to be determined.

                                                         NYNEX PROXY STATEMENT 7

The 1995 Stock Option Plan, as amended, provides that the total number of Shares for which Options may be issued may not exceed 20,000,000, subject to adjustment as set forth in the 1995 Stock Option Plan. Shares delivered under the 1995 Stock Option Plan are authorized and unissued shares, or treasury shares. Options which terminate by expiration, cancellation, forfeiture, surrender or otherwise without the issuance of Shares are available for future grants under the 1995 Stock Option Plan.

Currently, there are 177 Participants in the 1995 Stock Option Plan. The 1995 Stock Option Plan, as amended, limits the maximum number of Shares for which Options may be granted in any one year (a) to the Chief Executive Officer of NYNEX and (b) to each of the other Executive Officers required to be named in NYNEX's proxy statement with respect to the preceding year, pursuant to the proxy rules promulgated under the Exchange Act, to 250,000.

Except as described below, no Option shall be exercisable prior to the first anniversary of the date the Option is granted nor may an ISO be exercised later than the tenth anniversary of the date of its grant. In accordance with the amendments to the 1995 Stock Option Plan and the 1990 Stock Option Plan, each Option held by a participant who ceases to be employed by a participating NYNEX company other than by reason of retirement, disability, death or transfer to Bell Communications Research, Inc. terminates on the date of cessation of employment, unless the Chief Executive Officer of NYNEX shall determine, in his or her sole discretion at the time of such cessation, to provide for an exercise period ending not later than the fifth anniversary of the cessation of employment. If a participant ceases to be employed by a participating NYNEX company by reason of retirement or disability, each Option held by such Participant shall be exercisable until the later of (i) the fifth anniversary of the cessation of employment or (ii) the fifth anniversary of such Participant's death if death occurs within five years after cessation of employment, but in no event after its expiration date. The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Participant may first exercise ISOs granted under the Stock Option Plan and all other stock option plans of NYNEX and/or its subsidiaries, in any calendar year, shall not exceed $100,000 or such other amounts or limitations as may be provided from time to time by the Code and any other regulations promulgated thereunder.

In instances where Shares have been surrendered in full or partial payment of an exercise, a new grant of Nonstatutory Options may be made concurrently, with the number of Options granted equal to the number of Shares surrendered. A grant made under these circumstances will be exercisable after six months, have an Option price equal to the fair market value of the Common Stock on the date of the new grant and have the same expiration date as a Nonstatutory Option.

SARs may be granted to Participants but only in conjunction with Options. An Option or portion thereof may be exercised through election of a SAR only if such Option or portion thereof has been designated as exercisable in this alternative manner, such Option or portion thereof is otherwise exercisable and the fair market value of a share of the Common Stock on the date of exercise exceeds the option price. Upon exercise of a SAR, a Participant will receive an amount in cash or Shares equal in value to the excess of the fair market value of the Common Stock on the date of exercise over the fair market value on the date of grant, multiplied by the number of Shares as to which the SAR is exercised.

In the event of a change in control of NYNEX, as defined below, the Incentive Program generally provides for the acceleration of applicable exercise dates and vesting periods for the Options and other awards granted to Participants under the Incentive Program. This is done so as to maintain the rights of the Participants. Thus, outstanding Options and SARs would become immediately exercisable. A change of control would occur if any person or group of persons becomes an owner of at least 15% of the NYNEX voting stock, any person or group of persons acquires at least 15% of the total voting power of NYNEX stock as a result of a tender offer not approved by the NYNEX Board of Directors, or during any period of 24 consecutive months members of the Board of Directors at the beginning of such period, together with new Directors nominated or appointed during that period by a vote of at least two-thirds of existing Directors, cease to comprise a majority of the Board of Directors.

Effective January 1, 1994, Section 162(m) of the Code generally denies a tax deduction to any publicly-held corporation for compensation that exceeds $1 million paid to any proxy-named executive in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code. Options granted under the 1995 Stock Option Plan and the 1990 Stock Option Plan should qualify for the exception as "performance-based compensation."

NYNEX believes that under current federal tax laws, the grant of Options and/or SARs, will not result in any tax liability for NYNEX. NYNEX will be entitled to subsequent deductions to the extent, and only to the extent, that participants recognize ordinary income upon exercise of Options or SARs. A Participant must generally recognize ordinary income (i) equal to the difference between the exercise price and the fair market value of a Share on the date of exercise of a Nonstatutory Option or SAR and (ii) equal to the cash received pursuant to a dividend equivalent payment at the time of such receipt. A Participant will generally have no taxable income upon exercising an ISO. If the Participant does not dispose of Shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise, any gain or loss realized on their subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the Participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any

8 NYNEX PROXY STATEMENT

remaining gain is taxed as long- or short term capital gain. Any payment, or acceleration of the payment, of awards under the Incentive Program because of a change in control may cause part or all of the amount paid, to be treated as an "excess parachute payment" under the Code which would not be deductible by NYNEX and would subject the employee to a 20% excise tax. Special tax rules and elections apply under certain circumstances which may affect the timing and the measurement of income recognized in connection with awards under the Incentive Program, particularly in the case of Officers subject to Section 16(b) of the Exchange Act, and which may affect the calculation of an employee's alternative minimum tax.

The Board of Directors may amend, suspend or terminate the Incentive Program, including the 1995 Stock Option Plan, or any portion thereof at any time. The Committee may amend the Incentive Program to the extent necessary for the efficient administration of the Incentive Program, to make it practically workable or to conform to the provisions of any federal or state law or regulation. No award can be made under the Incentive Program after December 31, 1999. The Committee may amend the terms of any outstanding award, including an Option, in any manner not inconsistent with the terms of the Incentive Program. In no event may any amendment, suspension or termination of the Incentive Program or any amendment of the terms of any award impair the rights of any Participant without his or her consent, except that if the Participant, while otherwise eligible for payment or accrual of a benefit under the Incentive
Program: (a) has, without the consent of NYNEX or any subsidiary, become associated with, is employed by, renders services to, or owns a substantial interest in any business that is competitive with NYNEX or its subsidiaries; or
(b) has divulged or appropriated to his or her own use or to the use of others any secret or confidential information or knowledge pertaining to the business of NYNEX or its subsidiaries obtained by the Participant while employed by any of them, then his or her participation in the Incentive Program shall immediately cease and all undistributed awards previously made to him or her under the Incentive Program and all rights to payments of any kind under the Incentive Program, exclusive of any amount voluntarily deferred, shall be immediately forfeited.

The foregoing descriptions of the Incentive Program, the 1995 Stock Option Plan and the 1990 Stock Option Plan are qualified in their entirety by reference to the text of such plans, copies of which have been filed with the Securities and Exchange Commission ("SEC").

The amendments to the 1995 Stock Option Plan and the 1990 Stock Option Plan were adopted by the Board of Directors, effective January 1, 1995, subject to the approval of the Share Owners. Such approval requires the affirmative vote of the holders of a majority of the Shares present, in person or by proxy, and entitled to vote at the Meeting.

Your Board of Directors recommends a vote FOR this proposal.

DIRECTORS' PROPOSAL TO APPROVE THE NYNEX EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN
(Item D on Proxy Card)

Your Board of Directors recommends approval of the NYNEX Executive Officer Short Term Incentive Plan ("Short Term Plan"). The Board approved and adopted the Short Term Plan, effective January 1,1995, in order to comply with Section 162(m) of the Code, subject to Share Owner approval.

The Short Term Plan is an annual bonus plan designed to provide certain Executive Officers of NYNEX and its subsidiaries with incentive compensation based upon the achievement of pre-established performance goals. The Short Term Plan serves as an important vehicle to measure the yearly performance of Executive Officers and to reward them for the actual results achieved during the year. Currently, there are approximately 48 Executive Officers who are eligible to be selected to participate in the Short Term Plan. Subject to Share Owner approval, for 1995 only Messrs. Ferguson, Seidenberg, Salerno, Burke and Sacco have been selected to participate. The Short Term Plan is designed to comply with Section 162(m) of the Code, which limits the tax deductibility by NYNEX of compensation paid to proxy-named executives in excess of $1 million, except to the extent such compensation was paid pursuant to a plan complying with Section 162(m) which is approved by Share Owners.

Under the Short Term Plan, for each calendar year ("Award Year"), the Committee sets a maximum award for each eligible Executive Officer. A maximum award may not exceed 200 percent of the Executive Officer's annual base salary in effect on the first day of the year, but in no event, $2 million per Executive Officer. The Committee also establishes performance measures in accordance with the Short Term Plan for each participant. The performance may relate to a particular area of the business for which the participant is responsible, to NYNEX as a whole, or a combination of both. The Committee establishes a payout table which will determine the percentage of the maximum award which will be paid out based upon the achievement of the predetermined performance goals.

The performance goals may include one or more of the following performance measures for a calendar year:

a. Financial performance of NYNEX and its consolidated subsidiaries. Such financial performance may only include NYNEX Net Income (i.e., percentage of Net
                                                         ----
Income commitment achieved after required adjustments described below), NYNEX Cash Flow Return on Investment and/or Return to Share Owners as compared to the six other Regional Holding Companies.

b. Service performance of NYNEX, i.e., a weighted average of NYNEX subsidiaries'
                                 ----
results.

The maximum awards, payout table and performance goals will be determined prior to the beginning of the calendar year in which the performance will be measured, except with respect to 1995. During this first year of the Short Term Plan, these designations may be made on or before April 1, 1995.

                                                         NYNEX PROXY STATEMENT 9

Notwithstanding the foregoing, in the future, if the deductibility by NYNEX of the compensation would still be allowed under Section 162(m) of the Code, then these designations may be made by the Committee after the beginning of the calendar year.

After the end of the calendar year, the Committee will review the performance measurements and determine the percentages of the maximum awards which will be paid out under the Short Term Plan in accordance with the payout tables established by the Committee. The performance measurements, to the extent appropriate, must be adjusted to compensate for extraordinary changes which may have occurred during the year, including extraordinary items, accounting changes, income from discontinued operations, and the impact of material events that have been publicly disclosed. The Committee may elect to forgo any or all adjustments so long as the awards remain deductible under Section 162(m). The Committee may also reduce or eliminate any payout, but it may not increase a payout under the Short Term Plan.

Notwithstanding any provision in the Short Term Plan to the contrary, the Short Term Plan may only be operated in a manner that would allow all awards under such Plan to be deductible by NYNEX under Section 162(m) of the Code.

The foregoing description of the Short Term Plan is qualified in its entirety by reference to the text of such plan, a copy of which has been filed with the SEC.

The Short Term Plan was adopted by the Board of Directors, effective January 1, 1995, subject to the approval of the Share Owners. Such approval requires the affirmative vote of the holders of a majority of the Shares present, in person or by proxy, and entitled to vote at the Meeting.

Your Board of Directors recommends a vote FOR this proposal.

SHARE OWNERS' PROPOSALS

Proponents have stated they intend to have the following proposals presented at the Meeting. The proposals and supporting statements are quoted below. Approval of a Share Owner Proposal serves only as a recommendation to the Board of Directors to take the necessary steps to initiate such action as called for. The Board of Directors has concluded it cannot support these proposals for the reasons given.

Share Owner Proposal 1:

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, record owner of 120 shares of NYNEX Common Stock, has stated that she intends to have the following proposal presented at the Meeting.

"RESOLVED: 'That the shareholders of NYNEX recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'"

The supporting statement by the proponent is:

"REASONS: 'Until recently, directors of NYNEX were elected annually by all shareholders.

'The great majority of New York Stock Exchange listed corporations elect all their directors each year.

'This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

'Last year the owners of 108,848,530 shares, representing approximately 35.3% of shares voting, voted FOR this proposal.

'If you AGREE, please mark your proxy FOR this resolution.'"
- --------------------------------------------------------------------------------
Your Board of Directors recommends a vote AGAINST this proposal.


The Board of Directors notes that the proponent has submitted an identical proposal yearly, commencing with the 1988 Annual Meeting. The Board of Directors continues to believe, for reasons stated below, that a classified board is in the best interests of NYNEX and its Share Owners.

Currently, under NYNEX's Classified Board Provision, the number of Directors in each class is as nearly equal in number as possible, with each Director serving for three years and with one class being elected each year. This provision is similar to those which have been adopted by the stockholders of many major corporations. In the opinion of the NYNEX Directors, a classified Board of Directors facilitates continuity and stability of leadership and policy by assuring that experienced personnel familiar with NYNEX and its business will be on the Board of Directors at all times. The classified Board of Directors is also intended to prevent precipitous changes in the composition of the NYNEX Board and, thereby, serves to moderate those changes in NYNEX policies, business strategies and operations which the Board of Directors does not deem to be in the best interests of NYNEX and its Share Owners. Board classification is intended to encourage any person seeking to acquire control of the Corporation to initiate such an action through arm's-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all NYNEX Share Owners.

If approved, the proposal would serve as a recommendation to the Board of Directors to take the necessary steps to reinstate the annual election of all Directors. Such steps would include the repeal of the Classified Board Provision in the NYNEX Restated Certificate of Incorporation, which requires the affirmative vote of fully 75% of the outstanding Shares entitled to vote at a subsequent meeting of Share Owners.

Your Board of Directors urges that Share Owners vote AGAINST this proposal.

10 NYNEX PROXY STATEMENT

Share Owner Proposal 2:

Mr. Hans R. Reinisch, 155 West 68th Street, New York, New York 10023, record owner of 800 shares of NYNEX Common Stock, has submitted the following proposal:

"RESOLVED: 'That the NYNEX Corporation specifically list in its annual report all donations and contributions made to charitable and not-for-profit organizations by NYNEX and any subsidiaries, and that the total amount contributed during the course of the year be stated as a separate item in the financial tables of the annual report--especially since this is a very large amount nearing the $20 million mark!'"

"SUPPORTING STATEMENT: 'At recent annual meetings, a number of fellow shareholders strongly supported my contention that a list of charitable contributions could easily be printed on one page of the annual report, except for smaller matching contributions for employees' donations. And despite the expected opposition by the Board of Directors to this and other shareholder resolutions, the number of shares voted in favor of my resolution has nearly doubled during the past few years.

'In annual reports of the corporation and other corporate publications, dozens of pages of photography and art work are printed at great cost, providing no particular useful information to shareholders or potential investors, yet the Board and management continue to claim that it would be too "costly" and "burdensome" to provide only a one-page listing of contributions.

'The claim of "cost" is an outright misrepresentation of the facts and is a blatant attempt to try and hide from as many shareholders as possible many of the questionable donations that are being made.

'For example, the NYNEX Board of Directors has refused to explain why a retired officer of the corporation was given a $100,000 donation so that she could start her own foundation-a foundation, obviously, with no proven track record.

'And why does the foundation of one of the most partisan of Senators, Robert Dole, receive a $5,000 donation year after year--and then he turns around and is able to make a $5,000 donation to Oliver North's Senate campaign? Shareholder money should not be used in partisan ways. Why should only Senator Dole's favorite charity be supported--no matter how worthy it might be?

'Similarly, NYNEX refuses to contribute to Planned Parenthood because its policies are too controversial, yet, on the other hand, it is perfectly willing to support equally controversial religious-sponsored institutions which are strongly opposed to a woman's right to choose.

'And why, for example, are so few Jewish institutions recipients of NYNEX Foundation support? This question was to be answered but half a year after the 1994 annual meeting no answer was forthcoming.

'No, it is not our intention to question each and every contribution and decision made by the NYNEX Foundation. However, under a veil of secrecy lasting many years, a clear pattern of favoritism and questionable donations has emerged. Full disclosure in the annual report may induce the Foundation to be more even-handed and equitable in the distribution of funds, which, after all, belong to the shareholders.

'The $16 - $20 million distributed annually to charities in behalf of NYNEX shareholders should be done more equitably and better reflect the diversity of the shareholders and customers of NYNEX.'"

Your Board of Directors recommends a vote AGAINST this proposal.

The NYNEX contributions process is conducted in an entirely open manner with full disclosure. The Board has long recognized that contributions information should be available to NYNEX Share Owners and NYNEX has made that information available. However, the Annual Report to Share Owners is intended to be a synopsis of business activity in a given year rather than a detailed accounting. Therefore, we have consistently highlighted and described NYNEX's philanthropic programs and contributions in a detailed Corporate Responsibility Report available to all Share Owners upon request. This report describes the grant programs and the contribution guidelines pursuant to which these programs are selected. Moreover, specific listings of corporate contributions are fully disclosed, as required, to federal and state regulatory agencies and are available to the public on request. The Board of Directors believes that to go beyond the aforementioned policy, that is, to provide detailed information to the over one million NYNEX Share Owners, when not more than a few hundred have expressed an interest, would not be prudent or practical.

In 1994, the NYNEX family of companies made charitable grants totaling approximately $19 million, reflecting NYNEX's strong commitment to corporate social responsibility. In addition, NYNEX has instituted programs that encourage and recognize employee participation in community service, resulting in many thousands of employee hours devoted to charitable work without compensation. The Board of Directors is justifiably proud of NYNEX's philanthropic efforts and will continue to share this information with interested parties.

Your Board of Directors urges that Share Owners vote AGAINST this proposal.

                                                        NYNEX PROXY STATEMENT 11

Share Owner Proposal 3:

Mr. Richard A. Dee, 115 East 89th Street, New York, New York 10128, record owner of 128 shares of NYNEX Common Stock, has submitted the following proposal:

"NYNEX stockholders voted on this proposal for the first time last year. 32,793,024 shares (11%) were voted in favor. Its approval will provide NYNEX stockholders with a choice of director candidates.

"Stockholders of publicly-owned corporations do not 'elect' directors. Directors are selected by incumbent directors and managements - stockholders merely 'ratify' or approve those selections much as they ratify selections of auditors.

"The term 'Election of Directors' has been misused in corporate proxy materials for many years to refer to the process by which directors are empowered. The term is not only inappropriate - it is misleading. With no choice of candidates, there is no election.

"Understandably, incumbent directors are anxious to protect their absolute power over corporate activities. The root of that power is control of Corporate Governance - which is assured by control of board composition. Unfortunately, the 'Elective process rights' of stockholders are being ignored.

"Approval of this Corporate Governance proposal will enable NYNEX stockholders to 'duly elect' representatives whose qualifications and stated intentions they favor.

"Public office-holders are duly elected - and are held accountable. Continuing in office depends upon satisfying constituents, not simply nominators. Corporate directors take office unopposed and answer only to fellow directors. Far too many divide their time between too many companies. Perhaps the 'pool' from which directors are selected should be expanded to include many younger highly-qualified business executives and more individuals with other backgrounds that fit them well to represent stockholders interests.

"As long as incumbents are allowed to select and to propose only the number of candidates as there are directorships to be filled, and as long as it is impossible, realistically, for stockholders to utilize successfully what is supposed to be their right to nominate and elect directors, no practical means will exist for stockholders to bring about director turnover - until this or a similar proposal is approved. Turnover is desirable because it reduces the possibility of inbreeding and provides sources for new ideas and new approaches to problems.

"It is hereby proposed that the Board of Directors, at its next regular meeting, adopt a resolution requiring the Nominating and Board Affairs Committee to nominate two candidates for each directorship to be filled by the voting of stockholders at annual meetings. In addition to customary personal background information, Proxy Statements shall include a statement by each candidate as to why he or she believes they should be elected.

"Although Delaware law enables all nominees to be selected by incumbents, approval of this proposal will allow stockholders to replace any or all directors if they become dissatisfied with them or with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors.

"Any burden that a company may claim would be imposed upon it by having to provide a choice of able director candidates is far outweighed by the benefits that would accrue to its stockholders from a democratically-elected board - a board composed of representatives willing to have their respective qualifications reviewed and weighed carefully by those whose interests they are to serve."

"Please vote FOR this proposal."
- -------------------------------------------------------------------------------
Your Board of Directors recommends a vote AGAINST this proposal.

NYNEX believes that the appropriate role of the Directors is to provide the NYNEX Share Owners with a slate of Director candidates whom the Directors believe, in their best judgment, to be the most qualified and who are ready, willing and able to oversee the management of the affairs of NYNEX. It is not the role of the Directors to create a political environment, such as this proposal would foster, in which nominees compete with each other for the available directorships.

The Board of Directors views the present nominating process to be the most practical means of ensuring that individuals with appropriate qualifications continue to serve on the NYNEX Board of Directors. The Nominating and Board Affairs Committee of the Board serves a critical function for NYNEX and its Share Owners by selecting only those nominees possessing the quality and skills necessary and appropriate for service on the NYNEX Board. In this manner, the composition of the Board will remain diverse and balanced in experience and expertise.

To the extent that the NYNEX Share Owners wish to suggest qualified candidates, there are appropriate procedures in place, as set forth on page 3 of this proxy statement. Also, in this regard, liberalized proxy rules permit virtually unfettered discussion among Share Owners and a slate of Directors proposed by one or more Share Owners which could include nominees selected by the Directors as well as those selected by such Share Owners.

The present system of nominating a slate of Director candidates limited to the number of Directors to be elected is in keeping with the Board's fiduciary responsibility of advising Share Owners on matters upon which they are asked to vote. This proposal, if enacted, would preclude the Board from fulfilling its duty. The Board of Directors believes that the present nominating process should be preserved.

Your Board of Directors urges that Share Owners vote AGAINST this proposal.

12 NYNEX PROXY STATEMENT

Share Owner Proposal 4:

Mr. Lawrence Filiberto, 66 First Avenue, Massapequa, New York 11762, owner of 128 shares of NYNEX Common Stock, has submitted the following proposal:

"RESOLVED, that the shareholders assembled in person and by proxy, recommend (i) that all future non-employee directors not be granted pension benefits and (ii) current non-employee directors voluntarily relinquish their pension benefits."

"SUPPORTING STATEMENT: Aside from the usual reasons, presented in the past, regarding 'double dipping,' that is, outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances, serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

"Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants, and pensions for this type of service is an abuse of the term.

"But more importantly, outside directors, although retained by corporate management, namely the C.E.O., are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self-interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. As a founding member of the Investors Rights Association of America, I feel this practice perpetuates a culture of corporate management 'cronyism' that can easily be at odds with shareholder and company interests.

"A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record then their nonpensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?"

"I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."
- --------------------------------------------------------------------------------
Your Board of Directors recommends a vote AGAINST this proposal.

The Board of Directors believes that it is in the best interests of NYNEX and its Share Owners to attract and retain the most qualified individuals to serve as NYNEX Directors. To accomplish this task, NYNEX must offer a compensation package that is competitive with the compensation packages offered by other major companies, the vast majority of which, studies by independent benefit consulting firms indicate, offer non-employee director pension benefits. The NYNEX Director compensation package, in its present form, is designed to place total Director compensation within the median paid by comparable companies and the Board believes that to remove a vital component of compensation that the pension program provides would place the company at a distinct disadvantage in attracting qualified Director candidates.

The availability of pensions to Directors is not predicated solely on enhancing their overall compensation package. The NYNEX Non-Employee Director Pension Plan, as described on page three of this Proxy Statement, requires non-employee Directors to serve a minimum of five years to attain eligibility, with full pension vested only after ten years of service. Tenure-based pensions such as this are a preferred form of compensation in that they are not entitlements - they must be earned, thereby encouraging long term service and promoting greater continuity and stability within the Board. In the opinion of the Board of Directors, the present Non-Employee Director Pension Plan is fair, appropriate and consistent with industry standards and should be retained.

Your Board of Directors urges that Share Owners vote AGAINST this proposal.

                                                        NYNEX PROXY STATEMENT 13

OTHER MATTERS TO COME BEFORE THE MEETING

An address by the Chairman is planned, followed by a general discussion period during which Share Owners will have an opportunity to ask questions about the business of NYNEX.

If any matter not described herein should come before the Meeting, the Proxy Committee of the Board of Directors will vote the Shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, NYNEX knew of no other matters which might be presented for Share Owner action at the Meeting, with the exception of matters omitted from this proxy statement pursuant to the rules and regulations of the SEC.

SUBMISSION OF DIRECTOR NOMINATIONS, PROPOSALS OR OTHER
BUSINESS AT SHARE OWNER MEETINGS

Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of NYNEX Corporation, 1095 Avenue of the Americas, New York, New York 10036, and must be received by November 20, 1995.

Share Owners who do not submit proposals for inclusion in the proxy statement but who intend to present a proposal, nomination for Director, or other business for consideration at any meeting of Share Owners are required to notify the Secretary of NYNEX of their intentions and provide certain other information in advance of such meeting, in accordance with the procedures detailed in the NYNEX By-Laws. Share Owners interested in making any nomination or proposal should request a copy of the By-Laws from the Secretary of NYNEX.

14 NYNEX PROXY STATEMENT

COMMITTEE ON BENEFITS REPORT ON
EXECUTIVE COMPENSATION

TO OUR SHARE OWNERS:

A primary role of the Committee on Benefits ("Committee") is to determine and oversee the administration of compensation for NYNEX's Executive Officers. In this capacity, the Committee is dedicated to ensuring that NYNEX's compensation policies and practices are used effectively to support the achievement of NYNEX's short- and long term business objectives. In carrying out its responsibilities, the Committee reviews the recommendations of compensation consulting firms engaged by NYNEX. There are several principles that guide the Committee in its decision-making capacity. The Committee:

. Maintains a total compensation perspective on executive pay in judging the appropriateness of rewards for NYNEX's Executive Officers.

. Emphasizes a pay-for-performance philosophy, ensuring that overall compensation paid to Executive Officers reflects the fulfillment of NYNEX's key goals.

. Supports the use of multiple compensation plans to optimize the role of the executive compensation program in balancing NYNEX's short- and long term interests.

. Targets executive compensation levels at rates that are consistent with levels at comparable companies ("Comparable Companies"), consisting of the six other Regional Holding Companies, as well as 123 large industrial companies with revenues in excess of $1 billion, and 24 industrial companies with sales of approximately $15 billion, selected by compensation consulting firms advising the Committee.

. Encourages NYNEX stock ownership by Executive Officers with the objective of strengthening the common interests of management and Share Owners, thereby promoting the maximization of Share Owner value.

NYNEX's Executive Officer compensation program is described below. The Committee believes that this program is structured to recognize the performance and contribution of individual Executive Officers, as well as to attract, retain and motivate top quality management talent and to support effectively NYNEX's business goals and human resources' strategies.

DESCRIPTION OF EXECUTIVE COMPENSATION POLICIES

It is NYNEX's policy to target executive compensation to reflect compensation practices of Comparable Companies. This policy is implemented through a comprehensive compensation program consisting of elements to recognize individual merit, encourage NYNEX stock ownership and provide incentives to achieve corporate performance goals. These elements exist in the context of a reward system that includes salary, short term incentive compensation and long term incentive compensation opportunities.

Based upon survey data from compensation consulting firms, NYNEX's Executive Officer compensation for 1993 was compared to median 1993 executive compensation at Comparable Companies. This data indicated that NYNEX Executive Officers' salaries paid in 1993 were approximately 4% above, short term awards paid in 1993 were 6% above, long term grants made in 1993 were 8% above, and total compensation was 2% above that paid by Comparable Companies. The Committee used this comparison to assist it in setting 1994 salary levels, short term and long term award target levels and stock option grants.

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly-held corporation for compensation that exceeds $1 million paid to any proxy-named executive in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and subject to certain transition provisions. Compensation paid to such NYNEX Executive Officers for 1994 will continue to be tax-deductible since no such amount will exceed the $1 million limit. Compensation for such NYNEX Executive Officers for 1995 received under the NYNEX Executive Officer Short Term Incentive Plan should qualify for the "performance-based compensation" exception if the Share Owners approve such plan. Gains on the exercise of nonqualified stock options granted through December 31, 1994 will also be deductible under the transition rules, and subsequent stock option grants should qualify for the "performance-based compensation" exception. The Committee reserves the right to pay compensation that is not tax-deductible if it is determined to be in the best interests of NYNEX and its Share Owners.

SALARY.  The Committee reviews the salary of each Executive Officer annually. In
- ------
assessing whether salary increases are warranted, the Committee considers any or all of the following factors: performance on the job, internal compensation equity, external pay practices for Comparable Companies and the Executive Officer's level of responsibility, experience and expertise.

NYNEX's executive compensation policy is to target Executive Officer salaries at levels that reflect salaries paid by Comparable Companies. In determining salary levels paid by Comparable Companies, NYNEX reviews a number of executive compensation surveys conducted by various consulting firms which include the companies shown in the Share Owner Return Performance Graph. Generally, target level salaries for individuals new to a position are attained over time and reflect individual performance and merit.

SHORT TERM INCENTIVE PLAN. NYNEX adheres to a pay-for-performance philosophy
- -------------------------
through the operation of its Senior Management Short Term Incentive Plan. Plan participants have the opportunity to earn incentive compensation each year based on two factors:

.  Corporate achievement of established annual performance goals.

.  Individual contribution and performance.

Corporate Performance. Each year, the Committee reviews management's suggestions and then recommends for Board of Directors' ("Board") approval performance goals, the achieve-

                                                        NYNEX PROXY STATEMENT 15

ment of which will define NYNEX's success for the upcoming fiscal year. The Committee also reviews and recommends to the Board threshold, target and maximum levels of performance for determining the ultimate payment of awards. For this purpose, threshold means the level of performance below which no incentive awards will be paid; target means the level of performance at which the standard incentive awards will be paid; maximum means the level of performance above which no incremental incentive awards will be paid.

For 1994, 45% of the maximum short term incentive award was a function of corporate results as measured by net income and 30% reflected the Committee's assessment of identifiable progress with respect to matters of strategic importance to the success of NYNEX, each accorded approximately equal weight: broadband deployment, establishment of Video Entertainment Services (VES), business and Personal Communications Services (PCS) cellular consortium, regulatory and legislative relationships, passage of Modification of Final Judgement (MFJ) and cable relief legislation, implementation of growth and single enterprise branding strategies, provision of developmental opportunities for employees, realization of process re-engineering quality improvements and cost reductions. The latter included: RediServ SM deployment, process re-engineering systems development and deployment initiatives, shift in force to proactive repair, and work center deployment. There are no other factors the Committee considered in determining short term incentive compensation except individual performance, as discussed in the following paragraph. Achievement of these corporate performance goals results in the payment of a standard award which is equal to one-half of the maximum short term incentive award payable. When performance results exceed the target level, the short term incentive award payment will be greater than the standard award, up to a maximum of 75% of the total short term award payable. Conversely, when performance results are below the target level, the payment will be less than the standard incentive award. When performance falls short of the threshold level, no incentive award would be paid on the basis of corporate performance.

Individual Performance. Plan participants may receive up to 25% of the maximum short term incentive award in recognition of outstanding individual contribution to corporate performance. However, the sum total of a participant's incentive award payments in recognition of corporate performance plus awards paid as a result of individual performance may not exceed 100% of the total short term award payable.

The short term incentive awards for the proxy-named executives are reflected in the "Bonus" column of the Summary Compensation Table contained in this proxy statement. For the 1994 performance year, the Committee determined that the net income target objective level had not been achieved and awarded 24% of the maximum short term incentive award for this factor. The Committee also determined that significant actions were taken during 1994 regarding the strategic objectives, but that the target objective level had not been achieved, and therefore awarded 22% of the maximum short term incentive award for this factor, for a total payout of 46% of the maximum award payable to Executive Officers.

LONG TERM INCENTIVE PLANS. Each year, the Committee recommends to the Board for
- -------------------------
approval grants of long term incentive awards to Executive Officers. The Committee establishes a target award based on an assessment of the average long term award levels at Comparable Companies. Long term incentive opportunities reinforce NYNEX's policy of requiring stock ownership by Executive Officers in support of building Share Owner value. In this regard, the Senior Management Long Term Incentive Plan, the Stock Option Plan and the Restricted Stock Award Plan provide awards that reflect NYNEX's return to its Share Owners.

SENIOR MANAGEMENT LONG TERM INCENTIVE PLAN. Plan participants have the opportunity to earn incentive compensation over a four-year performance period based on two factors, each accorded equal weight:

.  Return to share owners

.  Corporate achievement of strategic objectives

Return to Share Owners. Payment of one-half of the target award is determined by reference to NYNEX's total return to Share Owners (stock price growth and dividends paid over a four-year period) as compared with the returns generated by the six other Regional Holding Companies. A top relative ranking of NYNEX yields awards equal in size to one-half of the maximum long term incentive awards payable under this plan. Lower rankings of NYNEX generate proportionally smaller awards.

Strategic Objectives. Payment of the remaining one-half of the target award reflects the Committee's assessment of management's effectiveness during the four-year period in positioning NYNEX for future success. In conducting its assessment, the Committee considered: regulatory and legislative progress, business growth and focus, customer service and quality, and employee-related issues, each accorded approximately equal weight. The Committee can recommend to the Board for its approval payment of up to one-half of the maximum long term incentive award payable under this plan for strategic accomplishments.

Awards are paid at the completion of each performance period in a combination of cash and shares of NYNEX stock. Participants may elect the extent to which they are paid in stock. However, to encourage stock ownership among Executive Officers, a minimum of one-half of the value of the award must be paid in NYNEX stock.

For the 1991-1994 performance period, the Committee determined that NYNEX's total return to Share Owners over the period relative to the other six Regional Holding Companies was at the target level and therefore awarded 37% of the maximum long term incentive award for this factor. The Committee determined that there was significant progress in implementing NYNEX's strategic objectives under adverse economic conditions, that the target objective level had been

16 NYNEX PROXY STATEMENT

achieved, and therefore awarded to Executive Officers a payout of 37% of the maximum long term award for this factor, for a total payout of 74% of the maximum award payable to Executive Officers.

STOCK OPTION PLAN. Stock options provide Executive Officers with the opportunity to acquire an equity interest in NYNEX and to participate in the creation of Share Owner value as reflected in growth in the price of NYNEX Common Stock. Under the terms of the plan, the option exercise price is equal to 100% of the fair market value of NYNEX Common Stock on the date of option grant, thereby ensuring that plan participants will derive benefits only as Share Owners realize corresponding gains. To ensure a long term perspective, options have a 10-year term and become exercisable at the cumulative rate of one-third per year for the first three years. The number of options the Committee may grant in a plan year to the Chief Executive Officer and other proxy-named Executive Officers is limited by the plan, in each case, to 250,000 options. The actual number of options granted is based upon competitive compensation practices, as reflected in the surveys of the compensation consulting firms, and the individual Executive Officer's performance compared to the performance of the other Executive Officers.

RESTRICTED STOCK AWARD PLAN. The Committee also administers the Restricted Stock Award Plan and determines the key employees to whom Restricted Stock Awards will be granted, the number of Shares with respect to which Restricted Stock Awards will be made, the applicable restriction periods and any other terms and conditions of each award. The purpose of the Plan is to attract and retain selected individuals of exceptional skill. The grant criteria reflect the Committee's assessment of the requirements for hiring and retaining the particular individual. Restricted Stock Awards were granted in 1994 to certain NYNEX Executive Officers, including Messrs. Seidenberg, Salerno, Burke and Sacco but excluding Mr. Ferguson.

RATIONALE FOR CHIEF EXECUTIVE OFFICER ("CEO")
COMPENSATION IN LAST FISCAL YEAR

SALARY. The CEO's salary is based solely upon competitive compensation practices. Mr.Ferguson was named CEO of NYNEX in June 1989. During the subsequent three and one-half year period, Mr. Ferguson's salary was in progression toward his target salary rate and reached his target salary rate on January 1, 1993. At the end of 1993, the Committee recommended to the Board a 3.5% salary increase, as in the case of each NYNEX Executive Officer's target salary rate, to maintain competitive parity and to remain near the median for Comparable Companies during 1994.

SHORT TERM INCENTIVE COMPENSATION. Mr. Ferguson's available short term award is a function of salary and is based upon similar compensation of CEOs of Comparable Companies. For 1994 performance, the Committee recommended to the Board a short term incentive payment to Mr. Ferguson of 79% of the available short term award, which included a 25% increment attributable to individual performance. The Committee's recommendation recognized that significant actions were taken in 1994 designed to position NYNEX for the future. These included: entry into the programming and video delivery business, expanding the scope of the wireless business, obtaining a stipulation agreement in New York to move to an incentive-based regulatory plan, winning court relief from the cable act to allow NYNEX to provide cable TV within the region, reaching unprecedented labor contract extensions that were heralded as national models by the Secretary of Labor, and making significant progress in the process re-engineering initiatives.

LONG TERM INCENTIVE COMPENSATION. Mr. Ferguson's available long term incentive awards are also a function of salary and are based on compensation practices for similar jobs in the marketplace. As discussed above under the heading Senior Management Long Term Incentive Plan, return to Share Owners and strategic objectives are each accorded equal weight in determining long term incentive compensation. In 1995, the Committee recommended to the Board a long term award for the 1991-1994 performance period under the Senior Management Long Term Incentive Plan. As noted in the preceding paragraph cited above, it was the Committee's assessment that there was significant progress in implementing NYNEX's strategic objectives under adverse economic conditions. The Committee believes that such strategic accomplishment should serve as a platform for future business success and resultant appreciation of Share Owner's investment over the long term. The Committee also weighed the financial performance of NYNEX (total return to Share Owners) over the period relative to the other six Regional Holding Companies, which was slightly above the target level.

In January 1994, the Committee awarded Mr. Ferguson options to purchase 87,126 shares of NYNEX Common Stock at a price of $39.88 per share. The number of options granted reflected the Committee's assessment of competitive compensation practices and Mr. Ferguson's individual contribution toward the achievement of NYNEX's strategic objectives, as set forth above under the Short Term and Long Term Incentive Plans.

SUMMARY

The Committee is responsible for reviewing, monitoring and approving for presentation to the non-employee Directors of the Board, for their approval, all compensation decisions affecting NYNEX Executive Officers. The Committee endeavors to have the entire remuneration paid to Executive Officers be consistent with NYNEX's interest in providing market competitive compensation opportunities, reflective of its pay-for-performance philosophy, and supportive of its short term and long term business mission. We will continue to actively monitor the effectiveness of NYNEX executive compensation plans and assess the appropriateness of executive pay levels to assure prudent use of NYNEX resources.

John R. Stafford,     Randolph W. Bromery
Chairperson

John J. Creedon       Helene L. Kaplan

                                                        NYNEX PROXY STATEMENT 17
SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 1992, 1993, and 1994, the cash compensation, as well as certain other compensation, paid or accrued to the named Executive Officers by NYNEX and its subsidiaries.

                                                    Annual Compensation               Long Term Compensation
                                          ----------------------------------   -------------------------------------
                                                                                             Awards        Payouts
                                                                               -------------------------  ----------
                                                                               Restricted     Securities  Long Term    All Other
Name and Principal Position                                                     Stock         Underlying  Incentive     Compen-
at December 31, 1994              Year   Salary($)   Bonus($)   Other($)(1)   Awards($)(2)   Options(#)  Payouts($)   sation($)(3)
- -----------------------------------------------------------------------------------------------------------------------------------
William C. Ferguson               1994     800,000     885,000    210,194              0         87,126    511,351       32,751
     Chairman of the Board and    1993     773,000     526,000    103,446              0         84,180    120,605       31,671
     Chief Executive Officer      1992     700,000     700,000     86,253              0         77,216    332,626       28,728

Ivan G. Seidenberg                1994     540,000     189,000     62,598        380,520         40,248    231,312       26,371
     President, Chief
      Operating Officer           1993     474,000     222,000     46,267              0         38,892     37,170       20,052
     and Vice Chairman of
      the Board                   1992     411,000     384,500     35,120              0         33,896     87,507       17,168

Frederic V. Salerno               1994     491,000     278,000     64,636        380,520         40,248    233,478       26,967
     Vice Chairman of the Board   1993     474,000     313,500     47,459              0         38,892     57,326       20,661
     Finance and Business
      Development                 1992     460,000     326,000     40,091              0         33,896    150,983       19,128

Raymond F. Burke                  1994     362,000     247,000     37,906        271,520         24,768    135,833       13,910
     Executive Vice President     1993     350,000     175,000     31,852              0         23,940     37,404       14,750
     General Counsel and
      Secretary                   1992     340,000     234,000     27,494              0         20,196    103,143       14,328

Donald J. Sacco                   1994     317,000     128,300     28,357        226,000         19,758     95,650       18,312
     Vice President -
      Human Resources             1993     291,000     117,000     23,287              0         19,092     21,829       12,389
                                  1992     266,000     160,600     18,991              0         13,560     65,090       11,334
====================================================================================================================================

(1) This amount includes dividend equivalents paid pursuant to the Senior Management Long Term Incentive Plan; amounts reimbursed for the payment of taxes in connection with certain personal benefits; and, in the case of Mr. Ferguson only, perquisites and other personal benefits of which $41,980 was for personal use of the corporate aircraft.

(2) Granted pursuant to Executive Retention Agreements, effective January 3, 1994, or in the case of Mr. Salerno, an employment agreement, effective August 1, 1994. On December 30, 1994, the number and value of all outstanding grants of restricted stock held by named Executive Officers were as follows: Mr. Seidenberg 9,961/$368,557; Mr. Salerno 9,961/$368,557; Mr. Burke 7,108/$262,996 and Mr. Sacco 5,196/$218,892. These figures include dividends that have been reinvested in additional restricted shares.

(3) Company contributions to tax-qualified and nonqualified savings plans, plus the value of premiums paid by NYNEX for split-dollar life insurance coverage. The Company contributions to the tax-qualified savings plan for Messrs. Ferguson, Seidenberg, Salerno, Burke and Sacco were $6,750, $5,708, $5,524, $5,430, and $6,750, respectively. The company contributions to the nonqualified savings plan for Messrs. Ferguson, Seidenberg, Salerno, Burke and Sacco were $26,001, $15,274, $13,641, $8,480 and $6,680, respectively.
     The amount of the dollar benefit for 1994 projected on an actuarial basis ($5,389 for Mr. Seidenberg, $7,802 for Mr. Salerno and $4,882 for Mr. Sacco) represents the excess of the amount needed to fund the death benefit under the split-dollar life insurance policy.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND 1994 FY-END OPTION VALUES

The following table shows information with respect to the named Executive Officers concerning the exercise of options to purchase shares of NYNEX Common Stock during 1994 and unexercised stock options held as of the end of 1994.

                                                            Number of Securities         Value of Unexercised
                                                           Underlying Unexercised            In-the-Money
                                                              Options at 1994               Options at 1994
                                                              Fiscal Year-End            Fiscal Year-End($)(1)
                        Shares Acquired    Value        ---------------------------   ---------------------------
Name of Individual        on Exercise    Realized($)   Exercisable    Unexercisable   Exercisable   Unexercisable
- -----------------------------------------------------------------------------------------------------------------
William C. Ferguson              0             0          195,996        168,984        277,943         43,240
Ivan G. Seidenberg               0             0           70,180         77,474        103,767         18,981
Frederic V. Salerno              0             0           84,546         77,474        113,489         18,981
Raymond F. Burke                 0             0           52,248         47,460         69,422         11,310
Donald J. Sacco                  0             0           15,658         37,006         15,613          7,574
=================================================================================================================

(1) Amounts reflect potential gains on outstanding options based upon the December 30, 1994 average stock price of $37.00.

18 NYNEX PROXY STATEMENT

OPTION GRANTS IN FISCAl YEAR 1994

The following table contains information concerning the grant of options under the NYNEX 1990 Stock Option Plan to the named Executive Officers during 1994.

                         Number of
                         Securities    % of Total
                         Underlying     Options
                          Options      Granted to    Exercise or                    Grant Date
                          Granted      Employees     Base Price      Expiration      Present
Name of Individual        (#)(1)       in 1994       ($/Share)(2)     Date(3)       Value($)(4)
- ----------------------------------------------------------------------------------------------
William C. Ferguson        87,126           6.196        39.88         1/13/04     369,414
Ivan G. Seidenberg         40,248           2.862        39.88         1/13/04     170,652
Frederic V. Salerno        40,248           2.862        39.88         1/13/04     170,652
Raymond F. Burke           24,768           1.762        39.88         1/13/04     105,016
Donald J. Sacco            19,758           1.405        39.88         1/13/04      83,774
==============================================================================================

(1) The date of grant for options subject to this footnote is January 14, 1994.

(2) The exercise price of the option is equal to the fair market value of NYNEX Shares on the date of grant of the options. The exercise price may be paid in cash, or by tendering already owned NYNEX Shares with a fair market value on the date of exercise equal to the exercise price. For exercises where NYNEX Shares have been tendered in payment of the exercise price, a new grant of options will be made equal to the number of Shares tendered. A grant made under these circumstances will have an exercise price equal to the fair market value on the date of such exercise and grant.

(3) Options expire ten years from date of grant. Options become one-third exercisable one year after the date of grant, two-thirds exercisable two years after the date of grant, and fully exercisable three years after the date of grant. To the extent not already exercisable, the options become fully exercisable in the event of a "change in control", as defined in the NYNEX 1990 Stock Option Plan.

(4) As permitted by SEC rules, the Black-Scholes method of option valuation has been used to determine grant date present value. The assumptions used in the Black-Scholes option valuation calculation are: estimated future annual stock price volatility of 0.165; risk-free rate of return 6.02%; and estimated future dividend yield of 5.92%. NYNEX does not advocate or necessarily agree that the Black-Scholes' method, or any other method permitted by the SEC, can properly determine the value of an option. However, no gain to the optionees is possible without an increase in the stock price, which will benefit all Share Owners. Thus, a zero increase or decrease in stock price, compared to the exercise price, will not produce any gain for the optionee.

LONG TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1994

The following table provides information concerning awards made to the named Executive Officers during 1994 under the NYNEX Senior Management Long Term Incentive Plan. Each performance share awarded represents the right to receive an amount of cash and NYNEX Shares based upon the degree of achievement of financial and strategic objectives, as established by the Board of Directors for the performance period 1994-1997.



                                                              Estimated Future Payouts under
                         Number of        Performance or      Non-Stock Price-Based Plans(1)
                       Shares, Units       Other Period       ------------------------------
                         or Other        Until Maturation     Threshold   Target     Maximum
Name of Individual        Rights           or Payout             (#)       (#)        (#)
- --------------------------------------------------------------------------------------------
William C. Ferguson        14,521         4 Years               7,261     14,521      21,782
Ivan G. Seidenberg          6,708         4 Years               3,354      6,708      10,062
Frederic V. Salerno         6,708         4 Years               3,354      6,708      10,062
Raymond F. Burke            4,128         4 Years               2,064      4,128       6,192
Donald J. Sacco             3,293         4 Years               1,647      3,293       4,940
============================================================================================

(1) Payouts of awards are tied to achieving relative levels of return to Share Owners (stock price growth and dividends paid over the four-year period 1994-1997, as compared to a peer group of the six Regional Holding Companies) and achievement of specified strategic objectives. The target amount will be earned if 100% of the objectives are achieved, the threshold amount if 50% of the objectives are achieved, and the maximum amount if the objectives are exceeded by 50%.

                                                        NYNEX PROXY STATEMENT 19

PENSION TABLE

The following table shows the estimated annual benefits payable upon retirement for the named Executive Officers in the compensation and years of service classifications indicated under NYNEX's pension plans. Pensions are computed on a straight-life annuity basis and are not reduced for Social Security or other offset amounts. Participants receive a pension based upon average compensation multiplied by the number of years service, times 1.6%. Average compensation is determined by adding the average of the five highest Short Term Incentive Plan awards received during the last ten years of employment, plus the total of the last sixty full months of salary divided by five. Pensions may not exceed 60% of the average compensation used in the pension formula.

                                                  Years of Service
                            --------------------------------------------------------------
 Average
Compensation                    15         20        25         30         35      Maximum
- ------------------------------------------------------------------------------------------
    $  400,000              $ 96,000   $128,000   $160,000   $192,000   $224,000  $240,000
       500,000               120,000    160,000    200,000    240,000    280,000   300,000
       600,000               144,000    192,000    240,000    288,000    336,000   360,000
       700,000               168,000    224,000    280,000    336,000    392,000   420,000
       800,000               192,000    256,000    320,000    384,000    448,000   480,000
       900,000               216,000    288,000    360,000    432,000    504,000   540,000
     1,000,000               240,000    320,000    400,000    480,000    560,000   600,000
     1,100,000               264,000    352,000    440,000    528,000    616,000   660,000
     1,200,000               288,000    384,000    480,000    576,000    672,000   720,000
     1,300,000               312,000    416,000    520,000    624,000    728,000   780,000
     1,400,000               336,000    448,000    560,000    672,000    784,000   840,000
     1,500,000               360,000    480,000    600,000    720,000    840,000   900,000
     1,600,000               384,000    512,000    640,000    768,000    896,000   960,000
==========================================================================================

                          Current Average   Credited Years
Name of Individual         Compensation*     of Service*
- ----------------------------------------------------------
William C. Ferguson         $1,270,900          42
Ivan G. Seidenberg**           655,047          28
Frederic V. Salerno            726,267          29
Raymond F. Burke               518,040          29
Donald J. Sacco                388,280          29
==========================================================

*   as of 12/31/94

** Although not currently service pension-eligible under the age and/or service requirements of the NYNEX pension plans, the amounts shown for Mr. Seidenberg are as if he were pension-eligible. In addition, pensions are subject to a reduction for retirement prior to age 59.

     Note: The Internal Revenue Code of 1986, as amended, limits the benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, NYNEX has a non-qualified pension plan to provide for the full payment of the above pensions when they exceed tax-qualified limits. The pension amounts that exceed tax-qualified limits will be accounted for by NYNEX as an operating expense.

EXECUTIVE RETENTION AGREEMENTS AND EXECUTIVE SEVERANCE PAY PLAN

On December 16, 1993, the Board of Directors approved the NYNEX Executive Severance Pay Plan (the "Severance Plan") and the Executive Retention Agreement (the "Agreement") to be entered into with certain NYNEX Executive Officers as well as certain other Officers of NYNEX companies. The purpose of the Severance Plan and the Agreement is to enable NYNEX and its subsidiaries to remain competitive in attracting and retaining the very best executive talent. The Agreement provides the Executive Officer with certain benefits, pursuant to the Severance Plan, upon termination of employment under specified conditions.

Certain NYNEX Executive Officers, including Messrs. Seidenberg, Burke and Sacco but excluding Mr. Ferguson and Mr. Salerno, entered into an Agreement with NYNEX, effective January 3, 1994, for a term of employment at the pleasure of the Chairman of the Board and Chief Executive Officer. Mr. Salerno entered into an employment agreement with NYNEX for a term commencing August 1, 1994 through December 31, 1996. A retention award consisting of a grant of restricted stock was made to each such NYNEX Executive Officer at the time of signing the Agreement. The value of the retention award equals 50% of the sum of the Executive Officer's 1994 annual salary and the standard award granted under the NYNEX Senior Management Short Term Incentive Plan for 1994 performance.

During the term of the Agreement, dividends on the restricted stock will be reinvested in additional NYNEX restricted stock. The retention award restrictions on the restricted stock shall lapse at the time of termination of employment only if the Executive Officer voluntarily separates from employment with the consent of the Chairman and Chief Executive Officer of NYNEX; dies; or is terminated by NYNEX without cause during the term of the Agreement. In the case of all other terminations, the restricted stock will be forfeited by the Executive Officer.

20 NYNEX PROXY STATEMENT

An Executive Officer who separates from active service with the consent of the Chairman of the Board and Chief Executive Officer or is separated from active service pursuant to the terms of the NYNEX Force Management Plan, and in either case signs a separation agreement and release, or dies during the term of the Agreement, shall be entitled to a severance payment. The severance payment will be the value of the restricted stock, including reinvested dividends, which is designated as the retention award in the Executive Officer's Agreement.

An Executive Officer will not receive benefits or payment under the Severance Plan, if he or she is separated from active service for cause; is separated from active service with an Employing Company that is sold and the Employing Company hires or offers employment within 60 days of the Executive Officer's separation from the Employing Company; or if the Executive Officer has an employment agreement other than the Agreement with the Employing Company.

SHARE OWNER RETURN PERFORMANCE GRAPH

The following line graph compares the yearly percent change in the cumulative total Share Owner return of NYNEX Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Regional Holding Company peer group stock index for the period of five fiscal years (1990-1994).



                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

Measurement period                      Peer Group
(Fiscal year Covered)   NYNEX           Index**         S&P 500
- ---------------------   -----           ----------      -------
Measurement PT -
1989                    $ 100.00        $ 100.00        $ 100.00
1990                       82.5            97.7            96.8
1991                      100.4           103.0           126.3
1992                      109.6           116.4           135.9
1993                      110.7           136.6           149.7
1994                      107.7           132.6           151.6

* Assumes $100 invested on December 31, 1989 in NYNEX Common Stock, Standard & Poor's 500 Index and Peer Group Index, with all dividends reinvested; also assumes retention by Pacific Telesis Group stockholders of the AirTouch Communications stock spin-off, effective April 1, 1994.

** Composite of 6 Regional Holding Companies
   Ameritech Corporation Bell Atlantic Corporation BellSouth Corporation Pacific Telesis Group Southwestern Bell Corporation U S WEST, Inc.

OTHER INFORMATION

Solicitation of proxies is being made by management through the mail, in person and by telephone and telegraph. NYNEX will be responsible for costs associated with this solicitation. NYNEX has retained Kissel-Blake Inc., to aid in the solicitation of proxies at a cost of approximately $21,000, plus reimbursement of reasonable out-of-pocket expenses.

By order of the Board of Directors,

/s/ R. F. Burke
R. F. Burke
Executive Vice President and Secretary
March 20, 1995

                                                        NYNEX PROXY STATEMENT 21

     This document is printed entirely
     on recycled paper.

                          NYNEX 1995 STOCK OPTION PLAN



Dated:  March, 1994

                               Table of Contents


                                                                            Page
                                                                            ----
NYNEX 1995 Stock Option Plan
    Article I                   Purpose...................................     3
    Article II                  Definition................................     3
    Article III                 Shares Subject to the Plan................     3
    Article IV                  Administration............................     4
    Article V                   Eligibility...............................     4
    Article VI                  Terms of Options..........................     5
    Article VII                 Limitations on Grants and Exercise of ISOs     9
    Article VIII                Adjustments...............................     9
    Article IX                  Change in Control.........................    10
    Article X                   Amendment and Termination of Plan.........    12
    Article XI                  Government and Other Regulations..........    12
    Article XII                 Miscellaneous Provisions..................    13
    Article XIII                Stockholder Approval and Effective Dates..    13

                          NYNEX 1995 Stock Option Plan


     Set forth below is the NYNEX 1995 Stock Option Plan:


                                   Article I

                                    Purpose

    1.1 The purpose of NYNEX 1995 Stock Option Plan (the "Plan") is to provide opportunities for selected key employees of NYNEX Corporation (the "Company") and its subsidiaries to purchase shares of common stock of the Company and to benefit from the appreciation thereof. The Plan is intended to provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the Company's stockholders. In addition, the Plan is intended to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend. The Plan replaces the predecessor NYNEX 1990 Stock Option Plans which expires on December 31, 1994.


                                   Article II

                                   Definition

    2.1 As used in the Plan, the term "subsidiary" shall have the meaning assigned to such term in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and shall include any corporation which becomes a subsidiary after the date of adoption of the Plan.


                                  Article III

                           Shares Subject to the Plan

    3.1 The total number of shares of common stock of the Company ("Common Stock") which may be issued under the Plan shall not exceed 20,000,000, subject to adjustment in accordance with Article VIII of the Plan. These shares may be authorized and unissued shares or Treasury shares, as the Board of Directors of the Company (the "Board") may from time to time determine. If an option granted under the Plan ("Option") or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. For purposes of this Section 3.1. Options paid for through the delivery of shares pursuant to Section 6.7(b) of the Plan shall be treated as having expired or terminated without having been exercised in full. An Option, or portion thereof, exercised through the election of a Stock Appreciation Right pursuant to Section 6.8 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                   Article IV

                                 Administration

    4.1 The Plan shall be administered by the Committee on Benefits of the Board (the "Committee"). The Committee shall be composed of not less than two directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    4.2 The Committee shall administer, construe and interpret the Plan, establish and amend rules and regulations for administration of the Plan, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

    4.3 The Committee shall have full power to grant Options subject to the provisions of the Plan, and shall, in its discretion, determine which employees of the Company and its subsidiaries shall be granted Options, the number of shares of Common Stock subject to any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options (including whether Stock Appreciation Rights described in Section 6.8 of the Plan and/or Dividend Equivalent Rights described in
Section 6.9 of the Plan shall be provided with respect to an Option). No employee of the Company or its subsidiaries shall have any claim or right to be granted an Option, and there shall be no obligation on the part of the Committee, in granting Options, to treat eligible employees uniformly.

    4.4 The Plan limits the maximum number of Options that may be granted in any one year (a) to the Chief Executive Officer of NYNEX and (b) to each of the other Executive Officers required to be named in NYNEX's proxy statement with respect to the preceding year, pursuant to the proxy rules promulgated under the Exchange Act, to 250,000.

    4.5 Any claim under the Plan by an employee to whom an Option was granted ("Optionee") shall be presented to the Committee. The Committee shall determine conclusively all questions arising out of or in connection with the interpretation and administration of the Plan, and the Committee's decision shall be final and binding on all parties.


                                   Article V

                                  Eligibility

    5.1 Options may be granted to key employees of the Company and its subsidiaries. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company and its subsidiaries, including those who are members of the Board. Members of the Board who are not employees of the Company or a subsidiary shall not be eligible for Option grants.

                                   Article VI

                                Terms Of Options

    6.1 Incentive and Nonstatutory Stock Options: In the discretion of the Committee, Options may be granted as either (a) options that comply with the requirements for an incentive stock option ("ISO") set forth in Section 422 of the Code, or (b) options that do not comply with such requirements ("NSO"). Options which qualify as ISOs shall be designated as ISOs and other options shall be designated as NSOs.

    6.2 Option Agreement: All Options shall be evidenced by written agreements executed by the Company and the Optionee (the "Option Agreements"). Option Agreements shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe which are not inconsistent with the Plan. All Option Agreements shall include the nontransferability provisions of Section
6.11 of the Plan and shall specify the total number of shares of Common Stock subject to each grant, the purchase price of a share of Common Stock under an Option (the "Option Price"), the expiration date for the Option fixed by the Committee ("Expiration Date"), and whether the Option is an ISO or an NSO.

    6.3 Option Price: The Option Price shall not be less than the Fair Market Value of a share of Common Stock on the Date the Option is granted. The "Fair Market Value" shall be deemed, for all purposes under this Plan, to be the mean between the high and low sale prices (rounded up to the nearest whole cent) of the Common Stock as quoted by the New York Stock Exchange--Composite Transactions listing for the date as of which value is to be determined, or if there is no such quote for that date, then on the last preceding date on which such quote was reported. In no event shall the Option Price be less than the par value of a share of Common Stock.

    6.4 Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, except as set forth in Article VIII and IX, no Option or portion thereof shall be exercisable prior to the first anniversary of the date the Option is granted or after the Expiration Date.

    6.5 Expiration Date of ISO: The Expiration Date of an ISO may not be later than the day preceding the tenth anniversary of the date on which the ISO was granted.

    6.6           Special Rules Regarding ISOs Granted to Certain Employees:
Notwithstanding any contrary provisions of Section 6.3 and 6.4 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Expiration Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

    6.7 Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (on a form to be provided by the Company), and payment of the full price of shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The Price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

     a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

     b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

     c. by an combination of the above methods of payment; provided, however, that the Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may, in its discretion, limit or prohibit the use of Common Stock to pay the Option Price;

     d. in instances where Shares have been surrendered in full or partial payment of an exercise, a new grant of Nonstatutory Options may be made concurrently, with the number of Options granted equal to the number of Shares surrendered. A grant made under these circumstances will be exercisable after six months, have an Option price equal to the Fair Market Value of Common Stock on the date of the new grant and have the same expiration date as the Options being exercised.

     6.8 Stock Appreciation Rights: The Committee may, in its discretion, provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. With respect to an ISO, a Stock Appreciation Right may be provided only at the time the Option is granted; with respect to an NSO, a Stock Appreciation Right may be provided at or after the grant of the Option. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof and in lieu of the Optionee's right to purchase shares of Common Stock upon such exercise, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchases of shares of Common Stock at the Option Price. An Option or portion thereof may be exercised through election of a Stock Appreciation Right only if such Option or portion thereof has been designated as exercisable in this alternative manner, such Option of portion thereof is otherwise exercisable, and the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price. Payment of a Stock Appreciation Right shall, in the Committee's sole discretion, by made:

     a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Optionee;

     b. through the delivery of shares of Common Stock with and aggregate Fair Market Value on the date of exercise equal to the amount payable with respect to the Stock Appreciation Right;

     c.  by an combination of the above methods of payment.

     6.9 Dividend Equivalent Rights: At the time an Option is granted, the Committee may, in its discretion, grant Dividend Equivalent Rights with respect to the Option. When such Dividend Equivalent Rights are granted, the Company shall establish an account in the name of the Optionee (the "Account") to which Dividend Equivalent amounts shall be credited to the extent provided hereinafter. If an Option with Dividend Equivalent Rights is unexercised in whole or in part on any dividend record date for Common Stock which occurs during the five year period following the grant of the Option, the Account shall be credited on the dividend record date with an amount equal to the dividend declared on the number of shares of Common Stock equal to the number of shares subject to such unexercised Option or the unexercised portion thereof (regardless of whether such Option or portion thereof is currently exercisable). Amounts credited to the Account shall accrue without interest or other earnings thereon and shall be paid proportionately to the Optionee in cash at the time, and only in the event that, the Option , or a portion thereof, is exercised either through the purchase of Common Stock pursuant to Section 6.7 of the Plan or the election of a Stock Appreciation Right pursuant to Section 6.8 of the Plan. Any balance in the Account shall be forfeited if and when the related Option expires unexercised or terminates for any reason provided for in the Plan.

     6.10 Withholding of Taxes: The Committee may, in its discretion, require an Optionee to pay to the Company at the time of exercise, or at such later date as the Committee shall specify, such amount as the Committee deems necessary to satisfy the obligation of the Company or a subsidiary to withhold Federal, State or local income or other taxes incurred by reason of the exercise, the transfer of shares thereupon, or a subsequent disposition of the shares acquired by exercise.

     6.11 Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder, including any Stock Appreciation Right provided under Section
6.8 of the Plan, shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

     6.12 Cessation of Employment of Optionee:

     a. Cessation of Employment other than by Reason of Retirement, Disability, Death or Certain Transfers: If an Optionee shall cease to be employed by the Company or a subsidiary otherwise than by reason of Retirement, Disability, death, or transfer to Bell Communications Research, Inc. ("BCR"), each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised. For purposes of the
     Plan:

          (i) the term "Retirement" shall mean retirement with a Service Pension as defined in the NYNEX Management Pension Plan, or, in the case of an Optionee who subsequently becomes employed by BCR, retirement with a Service Pension as defined in the Bell Communications Research Management Pension Plan;

          (ii) the term "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code; and

          (iii) the transfer of an Optionee from the Company to a subsidiary, from a subsidiary to the Company, or from one subsidiary to another shall not be treated as a cessation of employment and shall not affect Options previously granted under the Plan.

          Notwithstanding the foregoing, the Chief Executive Officer of the Company may determine at the time of such cessation of employment, in his or her sole discretion, that the Option shall not terminate on the date of cessation of employment but shall be exercisable, to the extent not previously exercised, for a period ending not later than the fifth anniversary of the date of the cessation of the Optionee's employment, provided, however, that in no event shall an Option be exercisable after its Expiration Date.

     b. Cessation of Employment by Reason of Transfer to BCR: If an Optionee shall cease to be employed by the Company or a subsidiary by reason of a transfer to BCR:

          (i) such transfer shall not affect outstanding Options as long as the Optionee remains employed by BCR;

          (ii) if the Optionee shall cease to be employed by BCR by reason of a transfer to the Company or any of its subsidiaries, outstanding Options shall not be affected; and

          (iii) if the Optionee shall cease to be employed by BCR for any reason other than Retirement, Disability, death, or transfer to the Company or a subsidiary, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.

     c. Cessation of Employment by Reason of Retirement or Disability: If an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Retirement or Disability, each Option held by the Optionee shall be exercisable according to its terms until the later of: (i) the fifth anniversary of the date of the cessation of the Optionee's employment, or
     (ii) the fifth anniversary of the date of the Optionee's death if death should occur within five years after cessation of employment, provided, however, that in no event shall an Option be exercisable after its Expiration Date. After the periods specified above, all such Options shall terminate together with all rights hereunder, to the extent not previously exercised. Notwithstanding the foregoing, if an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Disability or Retirement, each Option held by the Optionee, together with all rights hereunder, shall immediately terminate in the event that such Optionee, without the advance consent of the Committee, should become associated with, employed by, render services to or acquire an interest (other than an insubstantial interest as an investor) in any business that is competitive with (i) the Company, an subsidiary, or BCR, or (ii) a business in which the Company, an subsidiary, or BCR has a substantial direct or indirect interest.

     d. Cessation of Employment by reason of Death: In the event of the death of the Optionee while employed by the Company, a subsidiary, or BCR, an Option may be exercised at any time or from time to time prior to the earlier of the Expiration Date, or the third anniversary of the date of the Optionee's death.

     e. Successors of Optionees: Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

     6.13 Notification of Sales of Common Stock: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.


                                  Article VII

                   Limitation on Grants and Exercise of ISOs

     7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock for which any employee may first exercise ISOs granted under this Plan and all other stock option plans of the Company and/or its subsidiaries, in any calendar year, shall not exceed $100,000 or such other amounts or limitation as may be provided from time to time by the Code or any regulations promulgated thereunder.


                                  Article VIII

                                  Adjustments

     8.1 If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code or any successor provision is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall forthwith take any such action as in its judgment shall be necessary or desirable (i) to increase the number of shares which may be issued under the Plan and (ii) to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article III above shall be increased or decreased, as the case may be, proportionately. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a wholly owned subsidiary of any corporation, each Option and related Stock Appreciation Right granted under the Plan shall terminate; but, irrespective of whether or not the Option has been outstanding for the one year period required under the provisions of Section 6.4 of the Plan, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his or her option or related Stock Appreciation Right in whole or in part to the extent it shall not have been exercised, without regard to any installment provisions.

     8.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee, and outstanding Option Agreements shall be deemed modified to the extent necessary to reflect any such judgment. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.


                                   Article IX

                               Change in Control

     9.1  If a "Change in Control" occurs, then:

     a. all Options and Stock Appreciation Rights previously granted to Optionees under the Plan shall become fully exercisable as of the date of the Change in Control, whether or not otherwise exercisable and vested as of that date;

     b. each Optionee whose employment by the Company and subsidiaries is involuntarily terminated without cause (as defined below) during the portion of the calendar year which remains following a Change in Control or the two immediately following calendar years may exercise any Option or Stock Appreciation Right previously granted to him or her under the Plan at any time during the five years next following the date of his or her termination of employment (or, if less, the period remaining on the original term of the Option or Stock Appreciation Right); and

     c. each Optionee who is deemed by the Committee to be a statutory officer or insider subject to Section 16 of the Exchange Act may, at any time during the ninety business days next following the Change in Control, in lieu of exercising his or her Options, elect to receive a cash payment equal to the positive difference between (x) the aggregate purchase price of the shares for which such election is made, and (y) the highest aggregate Fair Market Value of the Common Stock with respect to such shares which occurs during the period beginning thirty days prior to the Change in Control and ending thirty days after the Change in Control, or in the case of Incentive Stock Options the maximum permissible without disqualifying such Options. In the event of an offer or exchange in which fewer than all the shares which have been validly tendered or exchanged are accepted, then the Committee may limit the number of shares subject to cash payment in lieu of purchase to that portion of the shares that results from multiplying the number of shares subject to options by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer or exchange and the denominator of which is the number of shares tendered in response to such offer.

     9.2 For purposes of this Article IX, the term "cause" means an Optionee's willfully engaging in conduct materially injurious to the Company or any subsidiary or the willful and continual failure by an Optionee to substantially perform the duties assigned to him or her (other than any failure resulting from the Optionee's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Optionee within thirty days after receipt of a written notice from the Chief Executive Officer or Board of Directors of his or her employer specifying the manner in which the Optionee has failed to perform such duties. No act, or failure to act, by an Optionee shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company and its subsidiaries.

     9.3 For purposes of determining the rights of any Optionee under the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     a. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or (ii) the Optionee or any person acting in concert with the Optionee becomes a beneficial owner, directly or indirectly, of stock of the Company representing fifteen percent or more of the total voting power of the Company's then outstanding stock;

     b. a tender offer is made for the stock of the Company ,which has not been approved by the Board of Directors of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing fifteen percent or more of the total voting power of the Company's stock; or

     c. during any period of twenty-four consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose selection by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

The occurrence of a Change in Control shall not, of itself, result in a termination of the Plan or affect any provisions of the Plan except as specifically provided in this Article IX.


                                   Article X

                       Amendment and Termination of Plan

     10.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made which would, without approval of the stockholders:

     a.  materially modify the eligibility requirements for receiving Options;

     b. increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Article VIII of the Plan;

     c.  reduce the minimum Option Price;

     d.  extend the period of granting Options; or

     e. materially increase in any other way the benefits accruing to Optionees.

     10.2 No amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan, except as provided in
Section 6.12(c) of the Plan, and further, if the Optionee has divulged or appropriated to his or her own use or to the use of others any secret or confidential information or knowledge, pertaining to the business of the Company, a subsidiary, or BCR obtained by the Optionee while he or she was employed by any of them, then each Option held by the Optionee, together with all rights hereunder, shall immediately terminate.

     10.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.


                                   Article XI

                        Government and Other Regulations

     11.1 The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded. Any such issuance, transfer or delivery of shares may be delayed until the above requirements are satisfied, and any shares distributed under the Plan shall be subject to such restrictions and conditions on disposition as the Committee, on the advice of counsel for the Company, shall determine to be desirable or necessary under applicable law.


                                  Article XII

                            Miscellaneous Provisions

12.1 Plan Does Not Confer Employment or Stockholder Rights: The right of the Company and its subsidiaries to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment at any time at will, or as otherwise provided by any agreement between the Company or a subsidiary and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

     12.2 Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's Treasury and reissued.

     12.3 Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

     12.4 Applicable Law: The Plan shall be governed by Federal law and the laws of the State of New York applicable to contracts made and to be performed in New York.


                                  Article XIII

                    Stockholder Approval and Effective Dates

     13.1 This Plan has been adopted by the Board effective as of January 1, 1995. However, if the NYNEX 1995 Long Term Incentive Program is not approved within one year after the date of its adoption by the Board by the vote at a meeting of the stockholders of the Company of the holders of a majority of the outstanding shares of the Common Stock entitled to vote, this Plan and all Options shall terminate at the time of that meeting of stockholders, or, if no such meeting is held, after the passage of one year from the date the NYNEX 1995 Long Term Incentive Program was adopted by the Board. Options may not be granted under the Plan after December 31, 1999.

                         NYNEX 1990 STOCK OPTION PLAN


                                   ARTICLE I

                                    Purpose

       1.1 The purpose of the NYNEX 1990 Stock Option Plan (the "Plan") is to provide opportunities for selected key employees of NYNEX Corporation (the "Company") and its subsidiaries to purchase shares of common stock of the Company and to benefit from the appreciation thereof. The Plan is intended to provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the Company's stockholders. In addition, the Plan is intended to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.


                                   ARTICLE II

                                   Definition

       2.1 As used in the Plan, the term "subsidiary" shall have the meaning assigned to such term in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and shall include any corporation which becomes a subsidiary after the date of adoption of the Plan.


                                  ARTICLE III

                           Shares Subject to the Plan

       3.1 The total number of shares of common stock of the Company ("Common Stock") which may be issued under the Plan shall not exceed 4,000,000, subject to adjustment in accordance with Article VIII of the Plan. These shares may be authorized and unissued shares or Treasury shares, as the Board of Directors of the Company (the "Board") may from time to time determine. If an option granted under the Plan ("Option") or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. For purposes of this Section 3.1, Options paid for through the delivery of shares pursuant to
Section 6.7(b) of the Plan shall be treated as having expired or terminated without having been exercised in full. An Option, or portion thereof, exercised through the election of a Stock Appreciation Right pursuant to Section 6.8 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                                   ARTICLE IV

                                 Administration

       4.1 The Plan shall be administered by the Committee on Benefits of the Board (the "Committee"). The Committee shall be composed of not less than three directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

       4.2 The Committee shall administer, construe and interpret the Plan, establish and amend rules and regulations for administration of the Plan, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

       4.3 The Committee shall have full power to grant Options subject to the provisions of the Plan, and shall, in its discretion, determine which employees of the Company and its subsidiaries shall be granted Options, the number of shares of Common Stock subject to any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options (including whether Stock Appreciation Rights described in Section
6.8 of the Plan and/or Dividend Equivalent Rights described in Section 6.9 of the Plan shall be provided with respect to an Option). No employee of the Company or its subsidiaries shall have any claim or right to be granted an Option, and there shall be no obligation on the part of the Committee, in granting Options, to treat eligible employees uniformly.

       4.4 Any claim under the Plan by an employee to whom an Option was granted ("Optionee") shall be presented to the Committee. The Committee shall determine conclusively all questions arising out of or in connection with the interpretation and administration of the Plan, and the Committee's decision shall be final and binding on all parties.


                                   ARTICLE V

                                  Eligibility

       5.1 Options may be granted to key employees of the Company and its subsidiaries. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company and its subsidiaries, including those who are members of the Board. Members of the Board who are not employees of the Company or a subsidiary shall not be eligible for Option grants.

                                   ARTICLE VI

                                Terms Of Options

       6.1 Incentive and Nonstatutory Stock Options: In the discretion of the Committee, Options may be granted as either (a) options that comply with the requirements for an incentive stock option ("ISO") set forth in Section 422A of the Code, or (b) options that do not comply with such requirements ("NSO"). Options which qualify as ISOs shall be designated as ISOs and other options shall be designated as NSOs.

       6.2 Option Agreement: All Options shall be evidenced by written agreements executed by the Company and the Optionee (the "Option Agreements"). Option Agreements shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe which are not inconsistent with the Plan. All Option Agreements shall include the nontransferability provisions of Section
6.11 of the Plan and shall specify the total number of shares of Common Stock subject to each grant, the purchase price of a share of Common Stock under an Option (the "Option Price"), the expiration date for the Option fixed by the Committee ("Expiration Date"), and whether the Option is an ISO or an NSO.

       6.3 Option Price: The Option Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The "Fair Market Value" shall be deemed, for all purposes under this Plan, to be the mean between the high and low sale prices (rounded up to the nearest whole cent) of the Common Stock as quoted by the New York Stock Exchange--Composite Transactions listing for the date as of which value is to be determined, or if there is no such quote for that date, then on the last preceding date on which such quote was reported. In no event shall the Option Price be less than the par value of a share of Common Stock.

       6.4 Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, except as set forth in Article VIII, no Option or portion thereof shall be exercisable prior to the first anniversary of the date the Option is granted or after the Expiration Date.

       6.5 Expiration Date of ISO: The Expiration Date of an ISO may not be later than the day preceding the tenth anniversary of the date on which the ISO was granted.

       6.6  Special Rules Regarding ISOs Granted to Certain Employees:
Notwithstanding any contrary provisions of Section 6.3 and 6.4 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 425(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Expiration Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

       6.7 Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (on a form to be provided by the Company), and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

     a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;

     b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price;

     c. by any combination of the above methods of payment; provided, however, that the Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may, in its discretion, limit or prohibit the use of Common Stock to pay the Option Price.

     6.8 Stock Appreciation Rights: The Committee may, in its discretion, provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. With respect to an ISO, a Stock Appreciation Right may be provided only at the time the Option is granted; with respect to an NSO, a Stock Appreciation Right may be provided at or after the grant of the Option. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof and in lieu of the Optionee's right to purchase shares of Common Stock upon such exercise, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Option Price. An Option or portion thereof may be exercised through election of a Stock Appreciation Right only if such Option or portion thereof has been designated as exercisable in this alternative manner, such Option of portion thereof is otherwise exercisable, and the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price. Payment of a Stock Appreciation Right shall, in the Committee's sole discretion, be made:

     a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Optionee;

     b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the amount payable with respect to the Stock Appreciation Right;

     c.  by any combination of the above methods of payment.

     6.9 Dividend Equivalent Rights: At the time an Option is granted, the Committee may, in its discretion, grant Dividend Equivalent Rights with respect to the Option. When such Dividend Equivalent Rights are granted, the Company shall establish an account in the name of the Optionee (the "Account") to which Dividend Equivalent amounts shall be credited to the extent provided hereinafter. If an Option with Dividend Equivalent Rights is unexercised in whole or in part on any dividend record date for Common Stock which occurs during the five year period following the grant of the Option, the Account shall be credited on the dividend record date with an amount equal to the dividend declared on the number of shares of Common Stock equal to the number of shares subject to such unexercised Option or the unexercised portion thereof (regardless of whether such Option or portion thereof is currently exercisable). Amounts credited to the Account shall accrue without interest or other earnings thereon and shall be paid proportionately to the Optionee in cash at the time, and only in the event that, the Option, or a portion thereof, is exercised either through the purchase of Common Stock pursuant to Section 6.7 of the Plan or the election of a Stock Appreciation Right pursuant to Section 6.8 of the Plan. Any balance in the Account shall be forfeited if and when the related Option expires unexercised or terminates for any reason provided for in the Plan.

     6.10 Withholding of Taxes: The Committee may, in its discretion, require an Optionee to pay to the Company at the time of exercise, or at such later date as the Committee shall specify, such amount as the Committee deems necessary to satisfy the obligation of the Company or a subsidiary to withhold Federal, State or local income or other taxes incurred by reason of the exercise, the transfer of shares thereupon, or a subsequent disposition of the shares acquired by exercise.

     6.11 Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder, including any Stock Appreciation Right provided under Section
6.8 of the Plan, shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

     6.12 Cessation of Employment of Optionee:

     a. Cessation of Employment other than by Reason of Retirement, Disability, Death or Certain Transfers: If an Optionee shall cease to be employed by the Company or a subsidiary otherwise than by reason of Retirement, Disability, death, or transfer to Bell Communications Research, Inc. ("BCR"), each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised. For purposes of the Plan:

          (i) the term "Retirement" shall mean retirement with a Service Pension as defined in the NYNEX Management Pension Plan, or, in the case of an Optionee who subsequently becomes employed by BCR, retirement with a Service Pension as defined in the Bell Communications Research Management Pension Plan;

          (ii) the term "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code; and

          (iii) the transfer of an Optionee from the Company to a subsidiary, from a subsidiary to the Company, or from one subsidiary to another shall not be treated as a cessation of employment and shall not affect Options previously granted under the Plan.

          Notwithstanding the foregoing, the Chief Executive Officer of the Company may determine at the time of such cessation of employment, in his or her sole discretion, that the Option shall not terminate on the date of cessation of employment but shall be exercisable, to the extent not previously exercised, for a period ending not later than the fifth anniversary of the date of the cessation of the Optionee's employment, provided, however, that in no event shall an Option be exercisable after its Expiration Date.

     b. Cessation of Employment by Reason of Transfer to BCR: If an Optionee shall cease to be employed by the Company or a subsidiary by reason of a transfer to BCR:

          (i) such transfer shall not affect outstanding Options as long as the Optionee remains employed by BCR;

          (ii) if the Optionee shall cease to be employed by BCR by reason of a transfer to the Company or any of its subsidiaries, outstanding Options shall not be affected; and

          (iii) if the Optionee shall cease to be employed by BCR for any reason other than Retirement, Disability, death, or transfer to the Company or a subsidiary, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.

     c. Cessation of Employment by Reason of Retirement or Disability: If an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Retirement or Disability, each Option held by the Optionee shall be exercisable according to its terms until the later of: (i) the fifth anniversary of the date of the cessation of the Optionee's employment, or
     (ii) the fifth anniversary of the date of the Optionee's death if death should occur within five years after cessation of employment, provided, however, that in no event shall an Option be exercisable after its Expiration Date. After the periods specified above, all such Options shall terminate together with all rights hereunder, to the extent not previously exercised. Notwithstanding the foregoing, if an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Disability or Retirement, each Option held by the Optionee, together with all rights hereunder, shall immediately terminate in the event that such Optionee, without the advance consent of the Committee, should become associated with, employed by, render services to or acquire an interest (other than an insubstantial interest as an investor) in any business that is competitive with (i) the Company, any subsidiary, or BCR, or (ii) a business in which the Company, any subsidiary, or BCR has a substantial direct or indirect interest.

     d. Cessation of Employment by Reason of Death: In the event of the death of the Optionee while employed by the Company, a subsidiary, or BCR, an Option may be exercised at any time or from time to time prior to the earlier of the Expiration Date, or the third anniversary of the date of the Optionee's death.

     e. Successors of Optionees: Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

     6.13 Notification of Sales of Common Stock: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.


                                  ARTICLE VII

                   Limitation on Grants and Exercise of ISOs

     7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock for which any employee may first exercise Options granted under this Plan and all other stock option plans of the Company and/or its subsidiaries, in any calendar year, shall not exceed $100,000 or such other amounts or limitation as may be provided from time to time by the Code or any regulations promulgated thereunder.

                                  ARTICLE VIII

                                  Adjustments

     8.1 If (a) the Company shall at any time be involved in a transaction to which Section 425(a) of the Code or any successor provision is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Article III above shall be increased or decreased, as the case may be, proportionately. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a wholly owned subsidiary of any corporation, each Option and related Stock Appreciation Right granted under the Plan shall terminate; but, irrespective of whether or not the Option has been outstanding for the one year period required under the provisions of Section 6.4 of the Plan, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his or her option or related Stock Appreciation Right in whole or in part to the extent it shall not have been exercised, without regard to any installment provisions.

     8.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee, and outstanding Option Agreements shall be deemed modified to the extent necessary to reflect any such judgment. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.


                                   ARTICLE IX

                               Change in Control

     9.1  If a "Change in Control" occurs, then:

     a. all Options and Stock Appreciation Rights previously granted to Optionees under the Plan shall become fully exercisable as of the date of the Change in Control, whether or not otherwise exercisable and vested as of that date;

     b. each Optionee whose employment by the Company and subsidiaries is involuntarily terminated without cause (as defined below) during the portion of the calendar year which remains following a Change in Control or the two immediately following calendar years may exercise any Option or Stock Appreciation Right previously granted to him or her under the

     Plan at any time during the five years next following the date of his or her termination of employment (or, if less, the period remaining on the original term of the Option or Stock Appreciation Right); and

     c. each Optionee who is deemed by the Committee to be a statutory officer or insider subject to Section 16 of the Securities Exchange Act of 1934 may, at any time during the ninety business days next following the Change in Control, in lieu of exercising his or her Options, elect to receive a cash payment equal to the positive difference between (x) the aggregate purchase price of the shares for which such election is made, and (y) the highest aggregate Fair Market Value of the Common Stock with respect to such shares which occurs during the period beginning thirty days prior to the Change in Control and ending thirty days after the Change in Control, or in the case of Incentive Stock Options the maximum permissible without disqualifying such Options. In the event of an offer or exchange in which fewer than all of the shares which have been validly tendered or exchanged are accepted, then the Committee may limit the number of shares subject to cash payment in lieu of purchase to that portion of the shares that results from multiplying the number of shares subject to options by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer or exchange and the denominator of which is the number of shares tendered in response to such offer.

     9.2 For purposes of this Article IX, the term "cause" means an Optionee's willfully engaging in conduct materially injurious to the Company or any subsidiary or the willful and continual failure by an Optionee to substantially perform the duties assigned to him or her (other than any failure resulting from the Optionee's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Optionee within thirty days after receipt of a written notice from the Chief Executive Officer or Board of Directors of his or her employer specifying the manner in which the Optionee has failed to perform such duties. No act, or failure to act, by an Optionee shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company and its subsidiaries.

     9.3 For purposes of determining the rights of any Optionee under the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     a. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than

          (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or

          (ii) the Optionee or any person acting in concert with the Optionee becomes a beneficial owner, directly or indirectly, of stock of the Company representing fifteen percent or more of the total voting power of the Company's then outstanding stock;

     b. a tender offer is made for the stock of the Company, which has not been approved by the Board of Directors of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing fifteen percent or more of the total voting power of the Company's stock; or

     c. during any period of twenty-four consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

The occurrence of a Change in Control shall not, of itself, result in a termination of the Plan or affect any provision of the Plan except as specifically provided in this Article IX.


                                   ARTICLE X

                       Amendment and Termination of Plan

     10.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made which would, without approval of the stockholders:

     a.  materially modify the eligibility requirements for receiving Options;

     b. increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Article VIII of the Plan;

     c.  reduce the minimum Option Price;

     d.  extend the period of granting Options; or

     e. materially increase in any other way the benefits accruing to Optionees.

     10.2 No amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan, except as provided in
Section 6.12(c) of the Plan, and further, if the Optionee has divulged or appropriated to his or her own use or to the use of others any secret or confidential information or knowledge, pertaining to the business of the Company, a subsidiary, or BCR obtained by the Optionee while he or she was employed by any of them, then each Option held by the Optionee, together with all rights hereunder, shall immediately terminate.

     10.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

                                   ARTICLE XI

                        Government and Other Regulations

     11.1 The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded. Any such issuance, transfer or delivery of shares may be delayed until the above requirements are satisfied, and any shares distributed under the Plan shall be subject to such restrictions and conditions on disposition as the Committee, on the advice of counsel for the Company, shall determine to be desirable or necessary under applicable law.


                                  ARTICLE XII

                            Miscellaneous Provisions

     12.1 Plan Does Not Confer Employment or Stockholder Rights: The right of the Company and its subsidiaries to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment at any time at will, or as otherwise provided by any agreement between the Company or a subsidiary and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

     12.2 Use of Exercise Proceeds: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's Treasury and reissued.

     12.3 Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

     12.4 Applicable Law: The Plan shall be governed by Federal law and the laws of the State of New York applicable to contracts made and to be performed in New York.

                                  ARTICLE XIII

                    Stockholder Approval and Effective Dates

     13.1 This Plan has been adopted by the Board effective as of January 1, 1990. However, if the NYNEX 1990 Long Term Incentive Program is not approved within one year after the date of its adoption by the Board by the vote at a meeting of the stockholders of the Company of the holders of a majority of the outstanding shares of the Common Stock entitled to vote*, this Plan and all Options shall terminate at the time of that meeting of stockholders or, if no such meeting is held, after the passage of one year from the date the NYNEX 1990 Long Term Incentive Program was adopted by the Board. Options may not be granted under the Plan after December 31, 1994.

                     NYNEX 1995 LONG TERM INCENTIVE PROGRAM

I.   General

     1. Effective Date of the Program. This 1995 Long Term Incentive Program (the "Incentive Program") has been established by NYNEX Corporation, a Delaware corporation (the "Company"), effective as of January 1, 1995, subject to approval by the affirmative vote of a majority of the shares present or represented by proxy at the Company's 1994 Annual Meeting of Stockholders.

     2. Purpose. The purpose of the Incentive Program is to promote the long term financial interests of the Company by attracting, motivating and retaining individuals possessing outstanding ability and furthering the identity of interests of participating employees with those of the Company's stockholders.

     3. Awards. Awards under the Incentive Program may include Options, Stock Appreciation Rights (but only if granted in conjunction with Options), Restricted Stock, Performance Units, and Other Stock Units.

     4. Administration. The Incentive Program shall be administered and interpreted by the Committee on Benefits of the Board of Directors of the Company (the "Committee") which is composed of not less than two Directors; provided, however, that any action required or permitted to be taken by the Committee may be taken by the Board of Directors of the Company. No member of the Committee shall be eligible, or within one year prior to such membership shall have been eligible, for an award under the Incentive Program. The Committee may subject any Award or exercise under the Incentive Program or any stock awarded under the Incentive Program to such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason.

    5. Participation. The Committee shall designate the officers and other management employees of the Company and its subsidiaries who shall be participants ("Participants") in the Incentive Program. The Committee may make any Award to a Participant under the Incentive Program in conjunction with any other Award (including Awards previously made under this or any other incentive plan). Notwithstanding any other provision of the Incentive Program, if a Participant, while otherwise eligible for payment or accrual of a benefit under the Incentive Program:

    (a) has, without the consent of the Company or any subsidiary, become associated with, is employed by,renders services to, or owns a substantial interest in any business that is competitive with the Company or its subsidiaries, or

    (b) has divulged or appropriated to his or her own use or to the use of others any secret or confidential information or knowledge, pertaining to the business of the Company or its subsidiaries obtained by the Participant while he or she was employed by any of them, then, his or her participation in the Incentive Program shall immediately cease and all undistributed Awards previously made to him or her under the Incentive Program and all rights to payments of any kind under the Incentive Program, exclusive of any amount voluntarily deferred, shall be immediately forfeited.

    6. Stock Subject to the Incentive Program. Shares of stock subject to the Incentive Program shall be shares of the Company's common stock, par value $1.00 per share ("Common Stock"). The number of shares of Common Stock which may be subject to Options or delivered in payment of Stock Appreciation Rights or Restricted Stock or Performance Units or Other Stock Units under the Incentive Program shall not exceed one-half of one percent (0.5%) of the outstanding shares of Common Stock as of the first day of each calendar year for which the Incentive Program is in effect in each such year, subject to adjustment in accordance with paragraph I.8 of the Incentive Program.

    All shares of Common stock available in any year which are not awarded under the Incentive Program shall be available for award in subsequent years. Any shares of Common Stock subject to any Award which terminates by expiration, cancellation, forfeiture, surrender or otherwise without the issuance of such shares or without payment therefore shall again be available for future Awards under the Incentive Program. Either authorized and unissued shares or treasury shares may be delivered under the Incentive Program.

    7. Fair Market Value. For all purposes of the Incentive Program, the "Fair Market Value" of a share of Common Stock shall be deemed to be the mean between the high and low sales prices (rounded up to the nearest whole cent) of the Common Stock as quoted on the New York Stock Exchange-Composite Transactions listing for the date as of which value is to be determined, or if there is no such quote for that date, then on the last preceding date on which such quote was reported.

    8. Changes in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the number of shares of Common Stock subject to the Incentive Program and the terms of all outstanding Awards shall be equitably adjusted by the Committee. Such determination of the Committee shall be conclusive; provided that in no event shall the Committee adjust the option price to a price less than the par value of the Common Stock on the date of the adjustment. Furthermore, if there is an adjustment in the number of shares, cash in lieu of a fraction of a share shall be delivered in regard to any Award under the Incentive Program; and, if an adjustment of the option price shall result in a fraction of one cent, the next higher full cent shall be included in such price in lieu of such fraction.

    9.  Change in Control.

    (a) In the event of a Change in Control of the Company, as hereinafter defined:

     (i) all Options and Stock Appreciation Rights previously granted to Participants under Part II of the Incentive Program shall become fully exercisable as of the date of the Change in Control, whether or not exercisable and vested as of that date;

        (ii) each Participant whose employment by the Company and its subsidiaries is involuntarily terminated without cause (as defined below) during the portion of the calendar year which remains following a Change in Control or the two immediately following calendar years may exercise any Option or Stock Appreciation Right previously granted to him or her under Part II of the Incentive Program at any time during the five years next following the date of his or her termination of employment (or, if less, the period remaining on the original term of the Option or Stock Appreciation Right);

     (iii) each Participant who is deemed by the Committee to be a statutory officer or insider subject to Section 16 of the Securities Exchange Act of 1934 may, at any time during the ninety business days next following the Change in Control, in lieu of exercising his or her Options, elect to receive a cash payment equal to the positive difference between (x) the aggregate purchase price of the shares for which such election is made, and (y) the highest aggregate Fair Market Value of the Common Stock with respect to such shares which occurs during the period beginning thirty days prior to the Change in Control and ending thirty days after the Change in Control, or in the case of Incentive Stock Options the maximum permissible without disqualifying such Options. In the event of an offer or exchange in which fewer than all of the shares which have been validly tendered or exchanged are accepted, then the Committee may limit the number of shares subject to cash payment in lieu of purchase to that portion of the shares that results from multiplying the option shares by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer or exchange and the denominator of which is the number of shares tendered in response to such offer;

     (iv) any restricted period in effect as of the date of the Change in Control shall end with respect to shares of Restricted Stock previously awarded in accordance with Part III of the Incentive Program and, as soon as practicable, such shares shall be distributed to Participants free of restrictions;

     (v) the value of each Participant's Performance Units (awarded under Part IV of the Incentive Program) for any performance period in effect as of the date of the Change in Control shall be the greater of the amount determined under the terms of the Incentive Program without regard to this paragraph I.9(a) or an amount determined on the basis of (x) the percentage of the applicable corporate performance goal (based upon which Performance Units are to be determined) achieved as of the date of the Change in Control; (y) the highest Fair Market Value of Common Stock on any date occurring during the period beginning thirty days prior to the Change in Control and ending thirty days after the Change in Control; and (z) dividends credited at a rate not less than the rate in effect immediately prior to the Change in Control. In the event that a Participant's employment is involuntarily terminated without cause during any performance period in effect on the date of the Change in Control, an immediate cash distribution of the value of his or her Performance Units (as determined in this paragraph I.9(a)) shall be made to the Participant; and

     (vi) the value of each Participant's Other Stock units (awarded under Part V of the Incentive Program) which have not otherwise been distributed to the Participant shall immediately become payable in cash to the Participant, and as soon as practicable, such cash payment shall be made to each Participant.

    (b) A "Change in Control" shall be deemed to have occurred if there is a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than (x) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or (y) the Participant or any person acting in concert with the Participant becomes a beneficial owner, directly or indirectly, of stock of the Company representing fifteen percent or more of the total voting power of the Company's then outstanding stock:

     (ii) a tender offer is made for the stock of the Company, which has not been approved by the Board of Directors of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing fifteen percent or more of the total voting power of the Company's stock; or

     (iii) during any period of twenty-four consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved. The occurrence of a Change in Control shall not, of itself, result in a termination of the Incentive Program or affect any provision of the Incentive Program, except as specifically provided in this paragraph I.9.

    (c) For purposes of this paragraph I.9, the term "cause" means a Participant's willfully engaging in conduct materially injurious to the Company or any subsidiary or the willful and continual failure by a Participant to substantially perform the duties assigned to him or her (other than any failure resulting from his or her incapacity due to physical injury or illness or mental illness), which failure has not been corrected by him or her within thirty days after receipt of a written notice from the Chief Executive Officer or Board of Directors of his or her employer specifying the manner in which he or she has failed to perform such duties. No act, or failure to act, by a Participant shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company and its subsidiaries.

    10. Withholding. Any payment of cash or issuance of Common Stock pursuant to any provision of the Incentive Program shall be subject to the withholding of income, employment and other taxes to the extent the Company or a subsidiary is required to make such withholding. In the case of the issuance of shares of Common Stock, the Participant may either pay the withholding related to such shares directly or request that the Company retain, rather than issue to the Participant, the number of shares having a Fair Market Value equal to the amount to be withheld.

    11. Transferability. Each Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit and Other Stock Unit, by its terms, may not be transferred by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant any rights with respect thereto shall be exercisable only by the Participant.

    12. Amendment or Termination. The Board of Directors may amend, suspend or terminate the Incentive Program or any portion thereof at any time. The Committee may amend the Incentive Program to the extent necessary for the efficient administration of the Incentive Program, or to make it practically workable or to conform to the provisions of any federal or state law or regulation. No award shall be made under the Incentive Program after December 31, 1999. The Committee may amend the terms of any outstanding Award in any manner not inconsistent with the terms of the Incentive Program. In no event may any amendment, suspension or termination of the Incentive Program or any amendment of the terms of any Award impair the rights of any Participant, without his or her consent, except as provided in paragraph I.5.

    13. Other Compensation and Benefits. Nothing contained herein shall be construed to limit in any way the authority of the Company, the Board of Directors of the Company and the Committee to provide for compensation and benefits of employees of the Company and its subsidiaries in accordance with applicable law.

II. Stock Options and Stock Appreciation Rights

    1. Stock Options ("Options") may be granted to Participants in accordance with the terms and conditions of the NYNEX 1995 Stock Option Plan (the "Plan") either alone or in addition to other Awards granted under the Incentive Program. The total number of shares of Common Stock for which Options may be issued shall not exceed 20,000,000, subject to adjustment in accordance with Article VIII of the Plan. The Plan limits the maximum number of Options that may be granted in any one year (i) to the Chief Executive Officer of NYNEX and (ii) to each of the other Executive Officers required to be named in NYNEX's Proxy Statement with respect to the preceding year, pursuant to the Proxy rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), to 10% of the total number of Options granted under the Plan in such year. Any Option granted under the Incentive Program shall be evidenced by an Option Agreement in such form as the Committee may from time to time approve. The Committee may grant Incentive Stock Options, as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, or Options which do not meet such requirements ("Nonstatutory Stock Options"), or a combination of both. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Incentive Program, as the Committee shall deem desirable:

    (a) Option Price. The purchase or option price per share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase or option price shall not be less than the Fair Market Value of the share on the date of the grant of the Option.

    (b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

    (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

    (d) Method of Exercise. Subject to the other provisions of the Incentive Program and any applicable Option Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, shares of Common Stock or any combination thereof, as the Committee may specify in the applicable Option Agreement.

    In instances where Shares have been surrendered in full or partial payment of an exercise, a new grant of Nonstatutory Options may be made concurrently, with the number of Options granted equal to the number of Shares surrendered. A grant made under these circumstances will be exercisable after six months, have an Option price equal to the Fair Market Value of Common Stock on the date of the new grant and have the same expiration date as a Nonstatutory Option.

    (e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Incentive Program (and under any other benefit plans of the Company or any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.

    2. Stock Appreciation Rights may be granted to Participants, but only in conjunction with Options, in accordance with the terms and provisions of the NYNEX 1995 Stock Option Plan.

III.  Restricted Stock

     The Committee may grant Restricted Stock to Participants; provided, however, that all such grants comply with the provisions of the NYNEX 1987 Restricted Stock Award Plan.

IV. Performance Units

    The Committee may grant Performance Units, expressed in terms of shares of Common Stock, to Participants provided, however, that all such grants comply with the NYNEX Senior Management Long Term Incentive Plan or the NYNEX Long Term Incentive Plan, as the case may be.

V.  Other Stock Units

    1. Grant. Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock ("Other Stock Units") may be granted hereunder to Participants. Other Stock Units may be paid in shares of Common Stock, cash or any other form of property as the Committee shall determine.

    2. Conditions. Shares of Common Stock granted under this Section V may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares of Common Stock purchased pursuant to a purchase right awarded under this Section V shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such shares as of the date such purchase right is awarded.

                                     NYNEX
                  EXECUTIVE OFFICER SHORT TERM INCENTIVE PLAN



  1. PURPOSE. The purpose of the NYNEX Executive Officer Short Term Incentive Plan (hereinafter referred to as the "Plan") is to provide eligible Senior Management (as defined in Section 3, below) of NYNEX Corporation (hereinafter referred to as the "Company"), and its subsidiaries with incentive compensation based upon the achievement of certain financial and service performance levels for the Company and its subsidiaries (the Company and its subsidiaries hereinafter from time to time shall be referred to as "Associated Companies"). It is intended that awards made under the Plan will qualify for the exception for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision (the "Code"). Employees eligible to receive awards under the Plan (in accordance with Section 3, below) hereinafter shall be referred to as "Participants".

  2. AWARDS. The Board of Directors of the Company (the "Board"), upon the recommendation of the Committee on Benefits of the Board (the "Committee"), may make awards in each calendar year with respect to the preceding year ("Award Year"), in such amounts and to such of the eligible Senior Management of the Company and its subsidiaries as the Committee may determine, subject to the limitations of the Plan. The Board may determine not later than December 31 of each Award Year the obligation to pay a minimum aggregate amount of such award to be payable with respect to each Award Year no later than March 15 of the succeeding year to the eligible Senior Management who must subsequently be designated as recipients of the awards under the Plan. The Board, upon the recommendation of the Committee, may also authorize and direct from time to time, subject to the limitations of the Plan, that additional amounts be payable on or before March 15 of the year succeeding the Award Year. Notwithstanding any other provision of the Plan to the contrary, awards once determined by the Board shall be irrevocable. Except as may otherwise be provided herein, one-half of the awards made to each Participant shall be deferred pursuant to the terms of the NYNEX Senior Management Account Balance Deferral Plan, and the remaining one-half of such awards shall be paid in cash in the calendar year in which the awards are granted except to the extent that a Participant has made an election to defer the receipt of such portion of the awards pursuant to the NYNEX Corporation Senior Management Incentive Award Deferral Plan.

The Committee shall approve a maximum award level ("Maximum Award") for each Participant. A percentage of the Maximum Award for any Award Year varying from zero (0%) percent to one hundred (100%) percent will be determined based upon the levels of achievement during such Award Year of the criteria referred to in subsections (a) and (b), below, affording appropriate weight to each criterion as determined by the Board, upon the recommendation of the Committee. In the case of each Participant, such award may be less (including no award) than such percentage of the Maximum Award;

provided, however, that no Maximum Award may exceed two hundred (200%) percent of the Participant's annual base salary in effect on the first day of the Award Year, and, in no event, $2,000,000.

  The percentage of the Maximum Awards referred to above shall be based upon the level of achievement during the Award Year with regard to one or more of the following:

  (a) financial performance criteria of the Company (and its consolidated subsidiaries) (prepared, as appropriate, on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 7(a), below); such financial performance may only include NYNEX Net Income (i.e., percentage of Net Income commitment achieved after required adjustments described in Section 4(a), below), NYNEX Cash Flow Return on Investment and/or return to Share Owners as compared to the six other Regional Holding Companies; and

  (b) service performance criteria of the Company (and its consolidated subsidiaries), i.e., a weighted average of NYNEX subsidiaries' results.

The Board, upon the recommendation of the Committee, shall establish the performance criteria and levels referred to in subsections (a) and (b), above, for each Award Year.

 3.  ELIGIBILITY
  (a) Persons employed by the Company during an Award Year in active service at a level above the fifth level of management, determined by the Board to be in the Senior Management Compensation Group, and designated as Participants by the Committee, shall be eligible to become Participants and receive awards under the Plan for such Award Year (whether or not so employed or living at the date an award is granted); provided that such employee has had at least three months of active service during the Award Year with the Company or with the Company and any other Associated Company at such a level, excluding any time the employee was absent on account of disability and receiving any sickness or accident disability benefits under any Company or Associated Company Sickness and Accident Disability Benefit Plan ("disability benefits"). An employee shall not be rendered ineligible to become a Participant in the Plan by reason of being a member of the Board.

  (b) In the event that any of the following circumstances occur, the Maximum Award applicable to a Participant otherwise eligible to receive awards under the Plan for an Award Year shall be prorated over the Award Year as follows:

           (i)  entrance to or exit        - prorate from the date
                from a level of              of entrance or exit
                management eligible for      to such level to the
                awards after the             nearest half month,
                beginning of the Award
                Year

          (ii)  modifications in the       - prorate according to
                salary rate                  the time of active
                                             service at each
                                             position rate to the
                                             nearest half month,
         (iii)  receipt of disability      - prorate to the day
                benefits for more than       based on time of
                three months in an           service while not
                Award Year under the         receiving disability
                Company or other             benefits,
                Associated Company Plan.
          (iv)  receipt of disability      - no reduction in the
                benefits for three           applicable Maximum
                months or less in any        Award,
                Award Year under any
                Company or other
                Associated Company Plan
           (v)  retirement or              - prorate to the date
                resignation including        of retirement or
                resignation upon             resignation,
                transfer to another
                Associated Company
          (vi)  leave of absence           - prorate to the date
                                             that such leave
                                             commences (unless
                                             otherwise provided by
                                             the Board), or
         (vii)  death during an Award      - prorate to the date
                Year                         of death.

  (c) With respect to Participants transferred between Associated Companies during an Award Year, the Associated Company last employing the Participant during such Award Year shall determine and pay the short term award, if any, for that Award Year.

  (d) Notwithstanding any other provision of this Plan to the contrary, a Participant shall not be eligible to receive any awards under this Plan during or subsequent to any Award Year in which the Participant is discharged by an Associated Company for cause, the Board determines that such Participant engaged in misconduct in connection with such

Participant's employment with such Associated Company, or the Participant, without the consent of the Associated Company employing such Participant (or after termination of such employment), becomes associated with, employed by or renders services to, or owns an interest in, any business (other than as a shareholder with a nonsubstantial ownership interest in such business) that is competitive with any Associated Company or with any business with which any Associated Company has a substantial direct or indirect interest, as determined by the Board. The provisions of this subsection (d) shall be effective with respect to each Participant to the extent not prohibited by applicable law.

  (e) Notwithstanding any other provision of the Plan to the contrary, the Board, upon the recommendation of the Committee, may reduce or eliminate awards to a Participant who has been demoted and, where circumstances warrant, may permit continued participation, proration or early payment (or a combination thereof) of awards.

 4. ADJUSTMENTS. Notwithstanding any other provision of the Plan to the contrary:

  (a) In order to preserve the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Board, upon the recommendation of the Committee, shall make adjustments in the performance criteria established for any Award Year under subsections (a) and (b) of Section 2, above (whether before or after the end of the Award Year), to the extent that it deems appropriate to compensate for extraordinary changes which may have occurred during the year, including extraordinary items, accounting changes, income from discontinued operations, and the impact of material events that have been publicly disclosed. The Board, upon the recommendation of the Committee, may elect to forgo any or all adjustments so long as the awards remain deductible under Section 162(m) of the Code and may also reduce or eliminate, but not increase, any payout under the Plan. Such adjustments shall be conclusive and binding upon all parties concerned.

  (b) In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange or shares, distribution to shareholders, spin-off to shareholders, significant disposition of assets or other similar corporate change, the Board, upon the recommendation of the Committee, shall be authorized to make such adjustments, if any, that it deems appropriate in the amount of awards and the performance levels established under subsections (a) and (b) of
Section 2, above for any Award Year not then completed. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

 5.  OTHER CONDITIONS.

  (a) No person shall have any claim or right to be granted an award under the Plan and there shall be no obligation on behalf of an Associated Company for uniformity of treatment among Participants or employees under the Plan. Awards under the Plan may not be attached, assigned or alienated in any manner.

  (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any employee or Participant a claim or the right to be retained in the employ of any Associated Company.

  (c) The Company shall have the right to deduct from any award to be paid under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payment.

  (d) Notwithstanding any other provision of the Plan to the contrary, no awards shall be made if at the time payment would have been made:

     (i) the regular quarterly dividend on any outstanding common or preferred shares of the Company has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares;

     (ii) the rate of dividends on common shares of the Company is lower than any regular quarterly dividend paid during the Award Year, adjusted for any change of the type referred to in Section 4, above; or

     (iii) estimated consolidated net income of the Company for the twelve-month period preceding the month that the awards would otherwise have been made is less than the sum of (1) the amount of the awards to be made under the Plan and similar plans of other Associated Companies ("Similar Plans") plus the amount of payments and awards eligible for distribution under the NYNEX Senior Management Long Term Incentive Plan (the "Long Term Plan") in that month and (2) all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding common and preferred shares of the Company.

In the event that net income available under clause (iii), above for awards under the Plan, the Similar Plans and for payments and awards eligible for distribution under the Long Term Plan is sufficient to cover part but not all of such amounts, the following priority order shall be applied, pro rata within each category:

        (i)   dividend equivalent payments under the Long Term Plan;
        (ii)  units eligible for distribution under the Long Term Plan; and
        (iii) awards under the Plan and the Similar Plans.

  (e) Except as may otherwise be provided by the Board, upon the recommendation of the Committee, awards under the Plan shall be excluded in determining benefits under any pension, retirement, disability, death, savings or other benefit plan maintained by any Associated Company (except where otherwise required by applicable law).

6. DESIGNATION OF BENEFICIARIES. A participant may designate one or more beneficiaries to receive all or part of the awards which may be granted to such Participant under the Plan in the event of the Participant's death. A designation of a beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation of a beneficiary shall be on a form to be provided by the Company for such purpose, shall specify the portion of the amount to be received by each beneficiary (where more than one beneficiary is designated), and shall be signed by the Participant and delivered to the Company prior to the Participant's death.

In the event of the Participant's death, the amounts to be distributed under the Plan with respect to which a designation of beneficiary has been made ( to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the beneficiary or beneficiaries designated by the Participant. In the event that a designated beneficiary predeceases the Participant, the amount of the distribution that such designated beneficiary would have been entitled to receive may be distributed to the estate of the Participant, in which event the Associated Companies shall have no further liability to anyone with respect to such distribution. Any award granted to a Participant who is deceased and not subject to any beneficiary designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Associated Companies shall have no further liability to anyone with respect to such amount.

 7.  PLAN ADMINISTRATION.
  (a) The Committee shall have full power, authority and discretion to administer and interpret the Plan and to establish rules for its administration. The level of financial and service performance referred to in subsections (a) and (b), respectively, of Section 2, above achieved for each Award Year and the weight given to each criterion (in accordance with Section 2) shall be conclusively determined by the Board, upon the recommendation of the Committee. The Board and the Committee, in making any determinations under or referred to in the Plan, shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and any other Associated Company and of counsel, public accountants and other professional or expert persons.

  (b) The Plan shall be governed by the internal laws of the State of New York, applicable to contracts made and to be performed in New York, and applicable Federal law.

8. CLAIMS AND APPEALS. Any claim under the Plan by a Participant, or anyone claiming through a Participant, shall be presented to the Committee. Any person whose claim under the Plan has been denied in whole or in part may, within 60 days after receipt of notice of denial, submit to the NYNEX Board a written request for review of the decision denying the claim. The NYNEX Board or the Committee shall determine conclusively for all parties all questions arising in connection with the administration of, or the determination of benefits or awards under, the Plan and their decision shall be final and binding on all parties.

  9. MODIFICATION OR TERMINATION OF PLAN. The Board may modify or terminate the Plan at any time and from time to time, and such modification may affect present and future Participants, provided that no modification shall adversely affect the rights of Participants with respect to awards previously granted under the Plan. Any such modification shall be effective at such date as the Board may determine.

The Vice President-Human Resources, or equivalent, of the Company ( or any successor to that officer's responsibilities), with the approval of the Executive Vice President and General Counsel of the Company (or any successor to that officer's responsibilities), is hereby authorized to make any changes to the Plan necessary or advisable to comply with applicable law or government regulations. Such a modification may affect Participants in the Plan at the time as well as future Participants.

 10. APPROVAL AND EFFECTIVE DATE. The Plan was approved by the Board on February 16, 1995, subject to the approval of the stockholders of NYNEX at the 1995 Annual Meeting of Share Owners. The effective date of the Plan shall be January 1, 1995.

                               ADMISSION TICKET



                                [LOGO of NYNEX]

                                ANNUAL MEETING

                                      OF

                                 SHARE OWNERS


                            Wednesday, May 3, 1995
                                10:30 a.m. EDT

                           Westchester County Center
                     Bronx River Parkway & Central Avenue
                            White Plains, New York


           If you are planning to attend the Annual Meeting, please retain this ticket and mark the appropriate box on the proxy card.


                            DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------

                                                 PROXY / VOTING INSTRUCTION CARD
[LOGO of NYNEX]

NYNEX Corporation
1095 Avenue of the Americas, New York, New York 10036
- --------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual
Meeting of Share Owners on May 3, 1995.

The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G. Seidenberg, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share Owners to be held at the Westchester County Center, White Plains, New York, on May 3, 1995, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote as follows: (1) for the election of all listed nominees: (2) in accordance with the Directors' recommendations on the other subjects listed on the reverse side of this card: and (3) at their discretion on any other matter that may properly come before the meeting. (If you have indicated any changes or voting limitations in this paragraph, please mark the "Vote Limitations" box on the reverse side of this card in order to expedite processing.)

Your vote for the election of Directors may be indicated on the reverse side of this card. Four Directors are to be elected at the meeting. Nominees are R.L. Carrion, S.P. Goldstein, E.E. Phillips and W.V. Shipley.

Please sign on reverse side and return promptly in the enclosed envelope to P.O. Box 9020, Boston, Massachusetts 02205-8651. If you do not sign and return a proxy, or do not attend the meeting and vote by ballot, your Shares cannot be voted.

This proxy also provides voting instructions for Shares held in the dividend reinvestment plan and, if registrations are identical. Shares held in the various employee stock purchase and savings plan described in the proxy statement.

(If you have written on this side of the card, please mark the "Vote Limitations" box on the reverse side.)

                            [Maps of White Plains]


By Train:   NYC to White Plains via Harlem Division - Metro North.  Westchester
            County Center is within 10 minutes walking distance, or you may take the #1, 3, 5 or 6 Bee-Line Bus for one stop.



                            DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------
[X] Please mark votes as in this example.

To vote your Shares for all Director nominees, mark the "For" box in Item A. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominees, mark the "Exceptions" box and enter the name(s) of the person you do not wish to vote for in the space provided.

                       Directors recommend a vote "For"

A. Election of Directors  FOR       WITHHELD
                          [ ]         [ ]

EXCEPTIONS
[ ]______________________________________
   For all nominees except as noted above


B. Ratification of Auditors                       FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

C. Amendments to Stock Option Plans               FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

D. Executive Officer Short Term Incentive Plan    FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]


Directors recommend a vote "Against" the Share Owner proposals regarding

1. Repeat of Board Classification                 FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

2. Charitable Contributions Listing               FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

3. Increase Number of Director Nominees           FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

4. Elimination of Non-Employees Director Pension  FOR    AGAINST   ABSTAIN
                                                  [ ]      [ ]       [ ]

Annual Report
- -------------
Discontinue Mailing of Duplicate Report  [ ]

Will Attend Annual Meeting  [ ]

Vote Limitations on other side of card [ ]

You must return this card promptly to have your Shares voted. If you do attend the meeting and decide to vote by ballot such vote will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary indicate the capacity in which you are signing.

Signature:                     Date:
          --------------------      ------------.

                                                                       P R O X Y

NYNEX                                              PROXY/VOTING INSTRUCTION CARD

NYNEX Corporation
1095 Avenue of the Americas, New York, New York 10036
- --------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors for the Annual
Meeting of Share Owners on May 3, 1995

The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G. Seldenberg, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share Owners to be held at the Westchester County Center, White Plains, New York, on May 3, 1995, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote as follows: (1) for the election of all listed nominees; (2) in accordance with the Directors' recommendations on the other subjects listed on the reverse side of this card; and (3) at their discretion on any other matter that may properly come before the meeting.

Your vote for the election of Directors may be indicated on the reverse side of this card. Four Directors are to be elected at the meeting. Nominees are R.L. Carrion, S.P. Goldstein, E.E. Phillips and W.V. Shipley.

- --------------------------------------------------------------------------------

               PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

[X] Please mark votes as in this example.

To vote your Shares for all Director nominees, mark the "For" box in Item A. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the person(s) you do not wish to vote for in the space provided.

- --------------------------------------------------------------------------------
                       Directors recommend a vote "For"
- --------------------------------------------------------------------------------

                                                         FOR            WITHHELD
A.  Election of Directors                                [_]              [_]

    EXCEPTIONS
       [_] _____________________________________
           For all nominees except as note above

                                                         FOR    AGAINST  ABSTAIN
B.  Ratification of Auditors                             [_]      [_]      [_]

C.  Amendments to Stock Option Plans                     [_]      [_]      [_]

D.  Executive Officer Short Term Incentive Plan          [_]      [_]      [_]

- --------------------------------------------------------------------------------
                    Directors recommended a vote "Against"
                     the Share Owner proposals regarding
- --------------------------------------------------------------------------------

                                                         FOR    AGAINST  ABSTAIN
1.  Repeal of Board Classification                       [_]      [_]      [_]

2.  Charitable Contributions Listing                     [_]      [_]      [_]

3.  Increase Number of Director Nominees                 [_]      [_]      [_]

4.  Elimination of Non-Employee Director Pensions        [_]      [_]      [_]


You must return this card promptly to have your Shares voted. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature: _________________________________________    Date ___________________

Signature: _________________________________________    Date ___________________